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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-203607

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 9, 2015)

Offering of Warrants to Purchase

Up to

3,722,188 Shares of

Common Stock

and the

3,722,188 Shares of Common Stock

Issuable upon Exercise of or in connection with the Warrants

        Overstock.com is offering warrants to purchase up to an aggregate of 3,722,188 shares of common stock to two purchasers in privately negotiated transactions pursuant to this prospectus supplement. The purchase price for one Warrant is $4,000,000 and the Warrant is exercisable for up to 2,472,188 shares of common stock beginning on November 24, 2017 and ending at the close of business on January 2, 2018 at an exercise price of $40.45 per share. The purchase price for the second Warrant is $2,600,000 and the Warrant is exercisable for up to 1,250,000 shares of common stock beginning on November 24, 2017 and ending at the close of business on February 7, 2018 at an exercise price of $40.45 per share. We are also offering the shares of common stock that are issuable from time to time upon exercise of the warrants being offered by this prospectus supplement and the accompanying prospectus.

        Our common stock is traded on the Nasdaq Global Market under the symbol "OSTK". On November 7, 2017, the last sale price of our common stock as reported on the Nasdaq Global Market was $40.45 per share.

        Investing in our warrants and common stock involves risks. See "Risk Factors" beginning on page S-4.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 8, 2017.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        On April 24, 2015, we filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3 (File No. 333-203607) utilizing a shelf registration process relating to the securities described in this prospectus supplement (the "Warrants" and the "Common Stock," respectively), which registration statement, as amended, was declared effective on December 9, 2015. Under this shelf registration process, we may, from time to time, sell up to $500,000,000 in the aggregate of the securities described in the registration statement and in any applicable prospectus supplement.

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus and this prospectus supplement. The second part is the accompanying prospectus, which provides more general information. If the information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference in the prospectus or this prospectus supplement filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

        We have not authorized anyone to give you information other than the information in this prospectus supplement and the accompanying prospectus and the information incorporated by reference in the prospectus and in this prospectus supplement. We assume no responsibility for any information from any other source. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus is accurate as of any date other than its respective date.

        It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections of this prospectus supplement entitled "Where You Can Find More Information" and "Information Incorporated by Reference," before investing in our securities.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before making an investment decision. We urge you to read the entire prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including the historical financial statements and notes to those financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus.

        Please read "Risk Factors" beginning on page S-4 of this prospectus supplement, and "Risk Factors" beginning on page 5 of the accompanying prospectus. You should also read "Risk Factors" and "Information Regarding Forward-Looking Statements" in our Quarterly Report on Form 10-Q for the period ended June 30, 2017 filed with the SEC on August 3, 2017, and any more recent reports we file under the Securities Exchange Act of 1934, as amended ("Exchange Act"). All of these will give you more information about important risks that you should consider before investing in the securities we are offering. As used in this prospectus supplement, "we," "us," "Overstock," "Overstock.com," "our," "our company" and "the Company" refer to Overstock.com, Inc., a Delaware corporation and, unless the context otherwise indicates, include its consolidated subsidiaries.

 The Company

Overview

        We are an online retailer and advancer of blockchain technology. Through our online retail business we offer a broad range of price-competitive brand name, non-brand name and closeout products, including furniture, home decor, bedding and bath, housewares, jewelry and watches, apparel and designer accessories, health and beauty products, electronics and computers, and sporting goods, among other products. In July 2017, we launched a new Cars tab. We sell these products and services through our Internet websites located at www.overstock.com, www.o.co and www.o.biz (referred to collectively as the "Website"). Although our three websites are located at different domain addresses, the technology and equipment and processes supporting the Website and the process of order fulfillment described herein are the same for all three websites.

        In late 2014, we began working on initiatives to develop and advance blockchain technology, which we refer to collectively as Medici. As part of our Medici initiatives, we have formed a wholly-owned subsidiary Medici Ventures, Inc. and acquired a majority interest in a financial technology company and two related registered broker dealers which we have rolled into the majority-owned subsidiary tØ.com, Inc. ("tZERO"). We have also made minority investments in several blockchain technology companies. In 2015, we were the first public company to issue a private security using blockchain technology and in December 2016, as a successful demonstration of our technology, we issued publicly traded blockchain preferred shares of Overstock.com, Inc.

Recent Developments

        Refinancing.    On November 6, 2017, we refinanced our bank debt by borrowing $40 million from an entity directly or indirectly wholly owned by Dr. Patrick Byrne's mother and brother, and repaying all of our debt to U.S. Bank and the other bank under our credit facility. Dr. Patrick Byrne is our Chief Executive Officer, a member of our board of directors and our largest stockholder. We concurrently terminated the swaps we had entered into in connection with the U.S. Bank debt and the finance leases we had entered into with an affiliate of U.S. Bank. Our wholly owned subsidiary O.Com Land LLC, a Utah limited liability company ("O.Com Land") mortgaged our corporate headquarters and the related land, fixtures and certain personal property to the new lender to secure the new debt, and we have guaranteed the debt. The new debt carries an interest rate of 8.0% and a default rate of

18.0%. The new loan has no financial covenants. The new loan is for a term of 18 months, subject to mandatory prepayment under certain circumstances, and is prepayable at our election at any time without penalty or premium. Interest only will be due monthly. The principal amount and any then unpaid interest will be due and payable on May 1, 2019 (subject to mandatory prepayment in the event of a sale or encumbrance of the headquarters building or a change of ownership of Overstock or the occurrence of certain other events, including material changes to Overstock's business, the loss of management control of Overstock by Patrick Byrne and other events. See "Recent Developments."

        Strategic Initiatives.    We have engaged an investment banking firm to help us identify strategic initiatives. We have asked the investment banking firm to consider a broad range of potential transactions and initiatives. The investment bank has not yet recommended any action. Our board continually discusses a variety of potential changes to our business, but has not made any determination to make any change or to undertake any transaction at all, and may not do so in the foreseeable future or at all.

Corporate Information

        We were incorporated in Delaware in 2002. Our principal executive offices are located at, and our mailing address is, 799 W. Coliseum Way, Midvale, UT 84047, and our telephone number is (801) 947-3100. We maintain a website at www.overstock.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on our website does not constitute part of this prospectus supplement.

        Our common stock trades on the Nasdaq Global Market under the symbol "OSTK."

        Overstock.com is a registered trademark of Overstock.com, Inc., and t0 and t0.com are trademarks of t0.com. Other service marks, trademarks and trade names referred to in this prospectus supplement are the property of their respective owners. This prospectus supplement contains references to our trademarks as well as third-party trademarks. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and trade names. We do not intend our use of third-party trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

 THE OFFERING

Purchase Price per Warrant	$4,000,000.00 and $2,600,000, respectively
Exercise Price per Share of Common Stock	$40.45
Shares of Common Stock issuable upon exercise in full of all Warrants	3,722,188
Expiration Date of Warrants	January 2, 2018 and February 7, 2018, respectively
Underlying Common stock offered by us	3,722,188 shares.
Common stock to be outstanding assuming the sale and exercise of all Warrants offered in this offering	3,722,188 shares.
Common Stock Nasdaq Symbol	"OSTK"
Use of proceeds

We expect to receive aggregate net proceeds from the sale of the Warrants of $6,600,000. If all of the Warrants are purchased and exercised in full, we would receive additional net proceeds of $150,562,046 from the sale of the common stock issuable upon exercise in full of the warrants. We plan to use all of the net proceeds for general corporate purposes and working capital requirements, including sales and marketing activities. In addition, we may use a portion of the net proceeds to acquire complementary technologies or businesses. However, we currently have no commitments or agreements and are not involved in any negotiations with respect to any such transactions.

Risk factors	See "Risk Factors" on page S-4 of this prospectus supplement and on page 5 of the accompanying prospectus for a discussion of risks relating to an investment in our common stock.

        The number of shares to be outstanding after this offering excludes shares issuable upon vesting of outstanding restricted stock units, and shares reserved for issuance pursuant to our 2005 Equity Incentive Plan, as well as our outstanding Blockchain Voting Series A Preferred Stock and our Voting Series B Preferred Stock, both of which vote with the common stock, are entitled to an annual dividend of $0.16 per share, if declared by the board of directors, in preference to any dividend to be paid to the holders of the common stock, and share in distributions with the common stock. As of September 30, 2017, the 681,259 issued shares of Preferred Stock constituted approximately 2.7% of the total number of shares of the Preferred Stock and the common stock, taken together.

RISK FACTORS

        Please consider the following risk factors carefully. If any one or more of the following risks were to occur, it could have a material adverse effect on our business, prospects, financial condition and results of operations, and the market price of our securities could decrease significantly. Statements below to the effect that an event could or would harm our business (or have an adverse effect on our business or similar statements) mean that the event could or would have a material adverse effect on our business, prospects, financial condition and results of operations, which in turn could or would have a material adverse effect on the market price of our securities. Many of the risks we face involve more than one type of risk. Consequently you should read all of the risk factors below carefully, including the risk factors under the caption "Risks Related Primarily to our Common Stock and Other Securities" before making any decision to acquire or hold our common stock.

        Any investment in our securities involves a high degree of risk. Investors should consider carefully the risks and uncertainties described below, and all other information in this Form 10-Q and in any reports we file with the SEC after we file this Form 10-Q, before deciding whether to purchase or hold our securities. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also become important factors that may harm our business. The occurrence of any of the risks described in this Form 10-Q could harm our business. The trading price of our securities could decline due to any of these risks and uncertainties, and investors may lose part or all of their investment.

We have a history of significant losses. If we do not maintain profitability, our financial results and business could be harmed, and our stock price could suffer.

        We have a history of losses, and we may incur operating and net losses in the foreseeable future. At September 30, 2017, our accumulated deficit was $158.9 million. We need to generate significant revenues to be profitable, and we may not be able to do so. Although we have generated positive net income in recent years, we incurred a net loss for 2011, and interim net losses during 2015, 2016 and 2017. We may be unable to maintain profitability in the future. If our revenues grow more slowly than we anticipate or decline, or if our expenses exceed our expectations, our financial results would be harmed and our business, prospects, financial condition and results of operations could fall below the expectations of our partners and other companies with which we do business, as well as public market analysts and investors. The occurrence of any of the foregoing could have a material adverse effect on our financial results and business.

Our business depends on the Internet, our infrastructure and transaction-processing systems.

        We are completely dependent on our infrastructure and on the availability, reliability and security of the Internet and related systems. Substantially all of our computer and communications hardware is located at a single Overstock owned and operated facility. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, terrorist attacks, cyber-attacks, acts of war, break-ins, earthquake and similar events. Our back-up facility is not adequate to support sales at a high level. Our servers and applications are vulnerable to malware, physical or electronic break-ins and other disruptions, the occurrence of any of which could lead to interruptions, delays, loss of critical data or the inability to accept and fulfill customer orders. Any system interruption that results in the unavailability of our Website or our mobile app or reduced performance of our transaction systems could interrupt or substantially reduce our ability to conduct our business. We have experienced periodic systems interruptions due to server failure, application failure, power failure and intentional cyber-attacks in the past, and may experience additional interruptions or failures in the future. Any failure or impairment of our infrastructure or of the availability of the Internet or related systems could have a material adverse effect on our financial results and business.

We are subject to cyber security risks and risks of data loss or other security breaches.

        Our business involves the storage and transmission of users' proprietary information, and security breaches could expose us to a risk of loss or misuse of this information, and to resulting claims, fines, and litigation. We have been subjected to a variety of cyber-attacks, which we expect will continue to occur from time to time. Cyber-attacks may target us, our customers, our suppliers, banks, credit card processors, delivery services, e-commerce in general or the communication infrastructure on which we depend. Any compromise of our security could result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, and a loss of confidence in our security measures, any of which could have a material adverse effect on our financial results and business.

Our dependence on payment card payments increases our risks.

        Most of our customers use credit or other payment cards to pay for their purchases. Under payment card rules and our contracts with our card processors, if we experience a breach of payment card information or fail to follow payment card industry security standards, we could incur significant fines, higher transaction costs or lose our ability to give customers the option of using payment cards. If we were unable to accept payment cards, it would have a material adverse effect on our financial results and business.

Tariffs or other measures that increase the effective price of products we or our suppliers or fulfillment partners import into the United States could have a material adverse effect on our business.

        We and many of our suppliers and fulfillment partners source a large percentage of the products we offer on our Website from China and other countries. If the United States imposes tariffs or other measures that directly or indirectly increase the price of products we or they import and that we offer on our Website, the increased prices could have a material adverse effect on our financial results and business.

We face intense competition and may not be able to compete successfully against existing or future competitors.

        The online retail market is evolving rapidly and intensely competitive. Barriers to entry are minimal, and current and new competitors can launch new websites at a relatively low cost. We currently compete with numerous competitors, including:

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  online retailers with or without discount departments, including Amazon.com, AliExpress (part of the Alibaba Group), eBay, and Rakuten.com (formerly Buy.com);

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  online specialty retailers such as Blue Nile, Bluefly, Houzz, Jet.com, Wayfair, Zappos.com, and Zulily;

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  private sale sites such as Groupon, Living Social and Rue La La;

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  furniture specialists including Ashley Furniture, Bob's Discount Furniture, Havertys, Raymour & Flanigan and Rooms To Go;

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  traditional general merchandise and specialty retailers and liquidators including Barnes and Noble, Bed, Bath & Beyond, Best Buy, Costco, Crate and Barrel, Ethan Allen, Gilt, Home Depot, HomeGoods, Hudson's Bay Company, IKEA, J.C. Penny Company, Kirkland's, Kohl's, Lands' End, Lowe's, Macy's, Nordstrom, Pier 1 Imports, Pottery Barn, Restoration Hardware, Ross Stores, Saks Fifth Avenue, Sears, T.J. Maxx, Target, Wal-Mart and Williams-Sonoma, all of which also have an online presence; and

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  liquidation e-tailers such as SmartBargains.

        We expect that existing and future traditional manufacturers and retailers will continue to add or improve their e-commerce offerings, and that our existing and future ecommerce competitors, including Amazon, will continue to increase their offerings and delivery capabilities. Many of our competitors specialize in one or more of the areas in which we offer products. For example, our furniture offerings compete with more than 100 online retail furniture websites, in addition to many more traditional furniture retail specialists. Some of our competitors run at net losses to gain market share in the online retail market. Competition from Amazon and from other competitors, many of whom have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do, affect us and could have a material adverse effect on our financial results and business.

Our competitors may directly increase our marketing costs and also may cause us to decrease certain types of marketing.

        In addition to competing with us for customers, suppliers, and employees, our competitors may directly increase our operating costs, by driving up the cost of various forms of online advertising, as has happened recently, or otherwise. We may elect to decrease our use of sponsored search or other forms of marketing from time to time in order to decrease our costs, which may have a material adverse effect on our financial results and business. We may also elect to spend additional amounts on sponsored search or other forms of marketing from time to time in order to increase traffic to our Website, or to take other actions to increase traffic and/or conversion, and the additional expenditures may have a material adverse effect on our financial results and business.

Our business depends on effective marketing, including marketing via email and social networking messaging.

        We depend on effective marketing and high customer traffic. We depend on email to promote our site and offerings and to generate a substantial portion of our revenue. If a significant portion of our target customers no longer utilize email, or if we are unable to effectively and economically deliver email to our potential customers, whether for legal, regulatory or other reasons, it would have a material adverse effect on our business. We also rely on social networking messaging services for marketing purposes, and anything that limits our ability or our customers' ability or desire to utilize social networking services could have a material adverse effect on our business. If we are unable to develop, implement and maintain effective and efficient cost-effective advertising and marketing programs, it would have a material adverse effect on our financial results and business.

We rely upon paid and unpaid natural search engines including Google, Bing, and Yahoo! to rank our product offerings. Our financial results may suffer if search engines change their ranking algorithms and our product offerings are ranked lower in paid and/or unpaid searches, and we may at times be subject to ranking penalties if the operators of search engines believe we are not in compliance with their guidelines.

        We rely on paid and unpaid natural search engines to attract consumer interest in our product offerings. Potential and existing customers use search engines provided by search engine companies, including, but not limited to, Google, Bing, and Yahoo!, which use algorithms and other devices to provide users a natural ranked listing of relevant Internet sites matching a user's search criteria and specifications. Search engine companies change their natural search engine algorithms periodically, and our ranking in natural searches may be adversely affected by those changes, as has occurred from time to time, and which occurred again during the second and third quarters of this year, reducing our revenue growth and leading us to pursue revenue growth in other more expensive marketing channels. In addition, large marketplace websites and sites which aggregate marketplace sellers with a large product selection are becoming increasingly popular, and we may not be able to place our products on these sites to take advantage of their internal search platforms. Further, some shoppers may begin their searches at a competitor's website, and may not utilize traditional search engines at all. Our inability to place products on or access these sites may have a material adverse effect on our business.

We continue to experiment with various ways to reduce the number of coupons we offer to our customers, which may have adversely affected our revenue growth and may continue to do so.

        Although our business has historically relied heavily on coupons to generate sales, we are experimenting with modifications to our coupon marketing. We believe that changes we have made to our coupon marketing in the past adversely affected our revenue growth, and that these and other changes we may make may continue to adversely affect our revenue growth. We have not yet achieved the results we are seeking, and there can be no assurance that we will be able to do so. If we are unable to generate sales using other marketing approaches at rates equal to or better than the rates we were generating through our coupon marketing, our revenue growth could be adversely affected or reversed, and it could have a material adverse effect on our financial results and business.

If one or more states successfully asserts that we should collect sales or other taxes on the sale of our merchandise or the merchandise of third parties that we offer for sale on our Website, or that we should pay commercial activity taxes, our business could be harmed.

        We generally do not currently collect sales or other similar taxes on sales of goods into states where we have no duty to do so under federal court decisions construing applicable constitutional law. If any jurisdiction where we do not or did not collect sales or other taxes successfully asserts that we should do so or should have done so, or should otherwise have collected or paid other types of taxes, it could have a material adverse effect on our business. Several states have enacted laws requiring remote vendors to notify resident purchasers in those states of their obligation to pay a use tax on their purchases and, in some instances, to report untaxed purchases to the state tax authorities. Other states have enacted legislation to require retailers without a physical presence in the state to collect and remit state sales taxes if they engage in any activity in connection with the selling, leasing or delivery of tangible personal property or taxable services within the state. In the past we have terminated affiliate marketing websites as a result of efforts by certain states to require us to collect sales taxes based on the presence of our third-party Internet advertising affiliates in those states, and we may do so again, which may have material adverse effect on our financial results and business. Additionally, states may seek to apply economic pressure by enacting similar or new laws, or revising their existing tax positions, to force or encourage remote retailers to collect and remit sales tax. Such laws could harm our business by imposing notice burdens upon us, by requiring transaction notices that would adversely affect sales, or by discouraging customer purchases by requiring detailed purchase reporting. The occurrence of any of the foregoing could have a material adverse effect on our financial results and business.

Economic factors, including our increasing exposure to the U.S. housing industry, may adversely affect us.

        Economic conditions, particularly any weakness in the United States housing market, may adversely affect our financial performance. Over the last few years the percentage of our sales from home and garden products has increased substantially. We believe that our sales of home and garden products are affected by the strength of the U.S. housing industry, and that downturns in the U.S. housing industry could have a material adverse effect on our financial results and business.

Decreases in discretionary consumer spending may have an adverse effect on us.

        A substantial portion of the products and services we offer are products or services that consumers may view as discretionary items rather than necessities. As a result, our results of operations are sensitive to changes in macro-economic conditions that impact consumer spending, including discretionary spending. Difficult macro-economic conditions, particularly high levels of unemployment or underemployment, also impact our customers' ability to obtain consumer credit. Other factors, including consumer confidence, employment levels, interest rates, tax rates, consumer debt levels, and fuel and energy costs could reduce consumer spending or change consumer purchasing habits. Slowdowns in the U.S. or global economy, or an uncertain economic outlook, could materially adversely affect consumer spending habits and could have a material adverse effect on our financial results and business.

We are attempting to expand our international business, which could adversely affect us.

        We sell products in international markets, and are attempting to expand into some of these markets. International sales and transactions, and our efforts to expand them, are subject to inherent risks and challenges that could adversely affect us, including:

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  the need to develop new supplier and manufacturer relationships;

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  the need to comply with additional U.S. and foreign laws and regulations;

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  changes in international laws, regulatory requirements, taxes and tariffs;

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  our limited experience with different local cultures and standards;

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  geopolitical events, such as war and terrorist attacks;

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  the risk that the products we offer may not appeal to customers in international markets; and

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  the additional resources and management attention required for such expansion.

        Penalties for non-compliance with laws applicable to international business and trade, including the U.S. Foreign Corrupt Practices Act, could have a material adverse effect on our business. Foreign data protection, privacy and other laws and regulations are different and often more restrictive than those in the United States. Compliance with such laws and regulations will result in additional costs and may necessitate changes to our business practices, which may adversely affect our business. To the extent that we make purchases or sales denominated in foreign currencies, we would have foreign currency risks, which could have a material adverse effect on our financial results and business.

A subsidiary of ours owns the land on which we built our new headquarters, and consequently has environmental and other risks, and we may incur environmental expense and liabilities under the environmental indemnity agreements we entered into in connection with our former credit facility or with the new loan we obtained in order to refinance our former credit facility.

        In 2014 our wholly-owned subsidiary O.com Land, LLC purchased land near Salt Lake City, Utah on which we have built our new headquarters. The land is part of the Midvale SLAG Superfund Site ("Site"), a former Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") superfund site. O.com Land, LLC is required to follow certain requirements of CERCLA and the consent decree governing remediation of the Site, and its failure to do so could expose us to material environmental liabilities. Further, in connection with the credit facility we entered into with U.S. Bank and other banks, we entered into a broad environmental indemnity agreement pursuant to which we agreed to indemnify U.S. Bank and other banks and other persons against a broad array of potential environmental claims, liabilities and exposures relating to the property. We have entered into a similar indemnity agreement for the benefit of our new lender as described under "Recent Developments." Any such environmental liabilities, and any liabilities under any environmental indemnity agreement, could be material and could have a material adverse effect on our financial results and business.

Our secured credit facility requires us to maintain compliance with a variety of covenants.

        We are party to a $40.0 million term loan agreement with PCL L.L.C. We will need to maintain compliance with the requirements governing the facility, including compliance with a variety of covenants, certain of which may be subject to events outside of our control. We have pledged substantially all of our assets to secure our obligations under the credit facility. If we fail to comply with the terms of the credit facility, the failure could have a material adverse effect on our liquidity and financial results and business.

We have incurred substantial indebtedness and may incur additional indebtedness.

        We are party to a $40.0 million term loan agreement with PCL L.L.C and may incur additional indebtedness. This existing indebtedness increases, and any additional future indebtedness will further increase, our business risks substantially, including our vulnerability to industry downturns and competitive pressures. The degree to which we are ultimately leveraged could materially and adversely affect our ability to obtain additional financing for working capital, acquisitions or other purposes. Our ability to satisfy our debt service obligations will be dependent upon our future performance, which will be subject to financial, business and other factors affecting our operations, many of which are beyond our control. Any difficulties we have satisfying our debt service obligations could have a material adverse effect on our financial results and business.

We may be unable to generate sufficient cash flow to satisfy our debt service obligations.

        Our ability to generate cash flow from operations to make interest and principal payments on our debt obligations will depend on our future performance, which will be affected by a range of economic, competitive and business factors. We cannot control many of these factors, including general economic conditions, the health of the Internet retail industry and certain costs of marketing. If our operations do not generate sufficient cash flow from operations to satisfy our debt service obligations and all of our other obligations, we may need to borrow additional funds to make these payments or undertake alternative financing plans, such as refinancing or restructuring our debt, or reducing or delaying capital investments and other expenses. Additional funds or alternative financing may not be available to us on favorable terms, or at all. Our inability to generate sufficient cash flow from operations or obtain additional funds or alternative financing on acceptable terms could have a material adverse effect on our financial results and business.

Our Board has authorized a stock repurchase program and repurchases under the program reduce our liquidity and increase our risks.

        In May 2015, our Board authorized a stock repurchase program. In January 2017, we repurchased approximately 604,000 shares of our common stock for $10 million under the program. We may repurchase additional shares for up to $15 million at any time through December 31, 2017 under our existing repurchase program. Further, our Board could authorize additional repurchases. Any such repurchases would reduce our liquidity and could increase our vulnerability to industry downturns and competitive pressures. A material decrease in our liquidity could have a material adverse effect on our financial results and business.

We face risks related to automating our process for onboarding new products.

        We are in the process of automating portions of our new product onboarding process that we previously performed manually. As we do so, there is a risk that inappropriate content or products we prohibit may not be properly identified by our new systems and may appear on our Website until we identify and remove them. The appearance of any such products or content on our Website could violate applicable laws or regulations, result in damage to our brand and/or result in claims, fines or penalties, and could have a material adverse effect on our business.

We face risks relating to our inventory and returns.

        In our direct business, we sell merchandise that we have purchased and hold in inventory. In addition, subject to our returns policies, we accept returns of products sold through our partners as well as products we sell in our direct business, and we have the risk of reselling the returned products. We assume the risks of inventory damage, theft and obsolescence, as well as risks of price erosion for these products, and we sometimes sell merchandise at a loss. Our risk of losses in our direct business is especially significant because much of the merchandise we sell is subject to seasonal trends, fashion trends, rapid technological change, obsolescence and price erosion, and because we sometimes make large purchases of particular types of inventory. Difficulties we may experience with our inventory or returns could have a material adverse effect on our financial results and business.

If we do not successfully optimize and operate our warehouse and customer service operations, our business could be harmed.

        We have expanded, contracted and otherwise modified our warehouse and customer service operations from time to time in the past, and expect that we will continue to do so. We also contract with third parties to operate warehouses, receive returns and process orders. If we or our third-party providers do not successfully optimize and operate our warehouse and customer service operations, it could significantly limit our ability to meet customer demand, customer shipping or return time expectations, or result in excessive costs and expenses for the size of our business. Because it is difficult to predict demand, we may not be able to manage our facilities in an optimal way, which may result in excess or insufficient inventory or warehousing capacity. We may also fail to staff our fulfillment and customer service centers at optimal levels. Our failure to manage our warehouse operations or our fulfillment and customer service centers optimally could adversely affect our financial results and customer experience, and could have a material adverse effect on our financial results and business.

We depend on a large number of other companies to perform functions critical to our ability to deliver products and services to our customers.

        We depend on a large number of other companies, including a large number of independent fulfillment partners whose products we offer for sale on our Website, to perform functions critical to our ability to deliver products and services to our customers. We depend on our fulfillment partners to perform a number of traditional retail operations such as maintaining inventory, preparing merchandise for shipment to our customers and delivering purchased merchandise on a timely basis. We also depend on the delivery services that we and they utilize. Difficulties with any of our significant fulfillment partners or with any of the delivery services, regardless of the reason, could have a material adverse effect on our financial results and business.

Risks associated with the suppliers from whom we or our fulfillment partners source products and risks regarding the safety, labelling, content or quality of those products could adversely affect our financial performance.

        We depend on our and our fulfillment partners' ability to access products from qualified suppliers in a timely and efficient manner. We rely on suppliers' representations of product safety, content and quality. We also rely on our suppliers and partners to ensure proper labelling of products. Issues or concerns regarding product safety, labelling, content or quality could result in consumer or governmental claims and could adversely affect our financial results and business. Any indemnity agreement we may have with a supplier or partner of a product may be inadequate or inapplicable, and any insurance coverage we may carry may be inadequate. Even unsuccessful claims could result in the expenditure of funds and management time and could have a negative impact on our business. The occurrence of any of the foregoing could have a material adverse effect on our financial results and business.

If we fail to accurately forecast our expenses and revenues, our business may be harmed.

        The rapidly evolving nature of our industry and the constantly evolving nature of our business make forecasting operating results difficult. We periodically implement large, complex and expensive infrastructure upgrades in order to increase our ability to handle larger volumes of sales and to develop or increase our ability to perform a variety of analytical procedures relating to our business. We are continuing to upgrade and further expand these and other components of our infrastructure. As a result of expenditures on our infrastructure and headquarters, our ability to reduce our expenditures is and will be limited, and any significant shortfall in the revenues for which we have built and are continuing to build our business could have a material adverse effect on our financial results and business.

Changes in assumptions, estimates and judgments by management related to complex accounting matters could affect our financial results significantly.

        The rules governing our financial reporting require our management to make many subjective assumptions, estimates and judgments about revenue recognition, valuation allowances and accrued liabilities (including allowances for returns, credit card chargebacks, doubtful accounts, obsolete and damaged inventory, and self-funded health insurance liabilities), internal-use software and website development (acquired and developed internally), income taxes, valuation of intangible assets and goodwill, stock-based compensation, loss contingencies and other matters. Changes in any of these assumptions, estimates or judgments could change our reported or expected financial performance significantly, and could have a material adverse effect on our financial results and business.

Changes in accounting policies governing our financial reporting could affect our future financial results significantly.

        The Financial Accounting Standards Board (FASB), which sets accounting standards for U.S. public companies, has issued new standards relating to revenue recognition. Subject to transition provisions, the new standards will become effective for us on January 1, 2018. We are in the process of analyzing the new standards and their application to our financial reporting. We have not reached conclusions about the effects of the new standards on our future financial reporting, but have identified gross versus net revenue recognition, the timing of revenue recognition (FOB shipping point versus FOB destination), and the allocation of performance obligation related to the loyalty program (standalone selling price consideration) as potentially significant issues in our analysis. We generate substantially all of our net revenues in our retail partner business, in which we sell merchandise from manufacturers, distributors and other suppliers primarily through our Website. Under current FASB standards, we recognize revenue from the majority of these sales transactions on a gross basis. If our adoption of the new standards requires us to recognize net, rather than gross, revenue from the same types of sales for which we currently recognize gross revenue, our future revenue would be substantially lower than it would be under the current standards, which could have a material adverse effect on our financial results and business.

Our income tax provisions and the amounts we reserve for tax contingencies are estimates and are subject to variations and adjustments. The amounts we ultimately pay may exceed the amounts estimated or accrued.

        Our quarterly tax provision and our quarterly estimate of our annual effective tax rate are subject to significant variations due to several factors, including variability in accurately predicting our pre-tax and taxable income and loss and the mix of jurisdictions to which they relate, relative changes of expenses or losses for which tax benefits are not recognized, changes in how we do business, fluctuations in our stock price, and changes in law, regulations, and administrative practices. Additionally, our effective tax rate can be more or less volatile based on the amount of pre-tax income. For example, the impact of discrete items and non-deductible expenses on our effective tax rate is greater when our pre-tax income is relatively low. We are subject to audits by a number of tax authorities. The timing of the resolution of income, sales and other tax examinations is highly uncertain, and the amounts ultimately paid, if any, upon resolution of the issues raised by the taxing authorities may differ from the amounts we have accrued. It is possible that within the next 12 months we will receive additional assessments by various tax authorities or reach resolution of tax examinations in one or more jurisdictions. These assessments or settlements may result in changes to our contingencies related to positions on prior years' tax filings and may result in increases to amounts we have accrued. The volatility of our quarterly tax provision, the resolution of matters related to our tax contingencies, and establishment of or increases to any such accruals could have a material adverse effect on our financial results and business.

We have significant deferred tax assets, and we may not be able to realize these assets in the future. Our deferred tax assets may also be subject to additional valuation allowances, which could adversely affect our operating results.

        From our inception to December 31, 2013, we established a valuation allowance for our deferred tax assets, primarily due to realized losses and uncertainty regarding our future taxable income. Determining whether a valuation allowance for deferred tax assets is appropriate requires significant judgment and an evaluation of all positive and negative evidence. At each reporting period, we assess the need for, or the sufficiency of, a valuation allowance against deferred tax assets. We have historically recorded valuation allowances against deferred tax assets related to net operating losses and credits generated in domestic and foreign separate filing jurisdictions and capital losses. At June 30, 2017, based on the weight of all the positive and negative evidence (primarily our estimate of future taxable income and prudent and feasible tax planning strategies), we concluded that it was not more likely than not that we would realize the benefits of certain state tax credits, and we established a valuation allowance for these tax credits. Our estimates of future taxable income are based primarily on historical performance, but also include estimates and assumptions and external data, some of which are subject to significant judgment. If our actual taxable income differs significantly from our estimates, we may need to establish a valuation allowance for more or all of our deferred tax assets, which could have a material adverse effect on our financial results and business.

The businesses that we are pursuing through our Medici initiatives are novel and subject to technical, operational, financial, regulatory, legal, reputational and marketing risks.

        In August 2015, we acquired the assets and business of a financial technology ("fintech") company and in January 2016, we acquired two registered broker dealers (our "broker dealer subsidiaries") that were affiliated with the fintech company. We have limited experience with the operation of fintech companies or of broker dealers. In December 2016 we issued publicly-traded securities traded exclusively on a registered alternative trading system operated by one of our majority-owned broker dealer subsidiaries, the ownership of which is tracked on a distributed ledger. We are also working on other potential financial applications of blockchain technology, including a solution for initial coin offerings and post-offering trading of cryptosecurities. All of these are areas in which we do not have substantial experience, and all of them are subject to the risks of new and novel businesses, including technical, operational, financial, regulatory, legal and reputational risks, as well as the risk that we may be unable to market, license or sell our technology successfully or profitably. The occurrence of any such risks could have a material adverse effect on our financial results and business.

We may be required to write off amounts relating to our investments in startup businesses.

        At September 30, 2017, we held investments of approximately $12.3 million in several companies that are in the startup or development stages. These investments are inherently risky because the markets for the technologies or products these companies are developing are typically in the early stages and may never materialize. Additionally, since several of our investments are in the early startup or development stages, even if their technology or products are viable, they may not be able to obtain the capital or resources necessary to successfully bring their technology or products to market. Furthermore, we have no assurance that the technology or products of our investees would be successful, even if they were brought to market. We may write off additional amounts related to these investments, and any such write-offs could be material. Any of the foregoing could have a material adverse effect on our financial results and business.

The registered broker dealers we acquired are subject to extensive regulation.

        The broker dealers we acquired in January 2016 are subject to regulation, examination and disciplinary action by the SEC, the Financial Industry Regulatory Authority ("FINRA") and state securities regulators, as well as other governmental authorities and self-regulatory organizations ("SROs") with which they are registered or licensed or of which they are members. The broker dealers are also subject to rules and regulations relating to the prevention and detection of money laundering, privacy and data protection laws and regulations, and substantial other regulatory requirements. Any failure to comply with all applicable regulations, and any regulatory proceeding or civil or criminal action against any of the broker dealers that we have acquired, or any of their associated persons, could have a material adverse effect on our financial results and business. Further, any failure to identify and successfully manage conflicts of interest or to implement appropriate policies or procedures could subject the broker dealers or us to disciplinary sanctions or litigation or could harm our reputation. Any of the foregoing could have a material adverse effect on our financial results and business.

Our investment in Bitt Inc. may expose us to additional risks.

        In 2016, we acquired an equity interest in Bitt, Inc., a startup company based in Barbados, that is pursuing a variety of digital currency transfer and payment businesses in the Caribbean. Virtually every state in the U.S. regulates money transmitters and money services businesses. In some states the licensing requirements and regulations expressly cover companies engaged in digital currency activities; in other states it is not clear whether or how the existing laws and regulations apply to digital currency activities. Further, U.S. federal law requires registration of most such businesses with the Financial Crimes Enforcement Network ("FinCEN"). These licenses and registrations subject companies to various anti-money laundering, know-your-customer, record-keeping, reporting and capital and bonding requirements, limitations on the investment of customer funds, and inspection by state and federal regulatory agencies. Under U.S. federal law, it is a crime for a person, entity or business that is required to be registered with FinCEN or licensed in any state to fail to do so, even if the person, entity or business was unaware of the licensing requirement. Further, under U.S. federal law, anyone who owns all or part of an unlicensed money transmitting business may be subject to civil and criminal penalties. The business in which we have invested has represented to us that it has not taken any action that could subject it to registration with FinCEN or to the licensing requirements in any state and has agreed that it will not do so until it has become properly licensed in all required states and registered with FinCEN. However, if the business makes an error, even inadvertently, we could be subject to potential civil and criminal penalties as a result. Any such penalties, or even the allegation of criminal or other illegal activities, could have a material adverse effect on us and on our financial results and business. Further, all of our foreign business activities expose us to a variety of risks, including risks under the Foreign Corrupt Practices Act.

Each of our offerings faces specialized competition and involves regulatory risks.

        We offer a variety of services and product offerings, including specialized services and product offerings, such as advertising for various types of loans, credit cards and insurance offerings, automobiles, and our Farmers Market offerings. Each of these is subject to substantial regulation and competition. For example, many states and other jurisdictions, including Utah, where we are located, have regulations governing the conduct of automobile sellers and public advertising for automobile sales. We have no ability to know whether the information the automobile advertisers or other advertisers provide is correct. Similarly, we have no ability to ensure that the sellers in our Farmers Market offerings comply with all regulations governing the sale of food products. More generally, we have no ability to ensure that our partners or others with whom we do business will comply with all laws and regulations applicable to them and their transactions. Any negative publicity we receive regarding any allegations of unlawful or deceptive conduct may damage our reputation, our ability to attract new customers to our main shopping site, and our brand name generally. The occurrence of any of the foregoing could have a material adverse effect on our financial results and business.

We have an evolving business model, which increases the complexity of our business.

        Our business model has evolved in the past and continues to do so. In prior years we have added additional types of services and product offerings and in some cases we have modified or discontinued those offerings. We intend to continue to try to offer additional types of products or services, and we do not know whether any of them will be successful. From time to time we have also modified aspects of our business model relating to our product mix and the mix of direct/partner sourcing of the products we offer. The additions and modifications to our business have increased the complexity of our business and impacted our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. Future additions to or modifications of our business are likely to have similar effects. Further, any new business or website we launch that is not favorably received by consumers could damage our reputation or our brand. The occurrence of any of the foregoing could have a material adverse effect on our financial results and business.

The seasonality of our business places increased strain on our operations.

        A disproportionate amount of our sales normally occur during our fourth quarter. If we, or our partners, do not stock or are otherwise unable to source products sufficient to meet customer demand, our business would be adversely affected. We may experience an increase in our net shipping cost due to complimentary upgrades and the expense of shipments necessary to ensure timely delivery for the holiday season. In addition, we may be unable to adequately staff our fulfillment and customer service centers during peak periods, and delivery services and other fulfillment companies and customer service providers may be unable to meet the seasonal demand. The occurrence of any of the foregoing, or the occurrence of a disappointing fourth quarter for any reason, could have a material adverse effect on our financial results and business.

Acquisitions we have made and may make will increase costs and regulatory and integration risks.

        From time to time we have acquired, and may in the future acquire, other businesses or the assets of other businesses. Integrating an acquired business or its assets involves a number of risks and financial, managerial and operational challenges. We have incurred significant expenses in connection with acquisitions we have made in the past, and expect to incur additional expenses in connection with those acquisitions or in connection with other acquisitions we may make in the future. Our profitability has been and may continue to be adversely affected by such acquisitions. Further, acquisitions may also create a need for additional accounting, tax, compliance, documentation, risk management and internal control procedures, and may require us to hire additional personnel to implement, perform and/or monitor such procedures. To the extent our procedures are not adequate to appropriately implement, perform and/or monitor all necessary procedures relating to any new or expanded business, we could be exposed to a material loss or regulatory sanction. The occurrence of any of the foregoing could have a material adverse effect on our financial results and business.

We are routinely involved in substantial litigation.

        From time to time we receive claims and become subject to lawsuits involving consumer protection, employment, intellectual property and other matters related to the conduct and operation of our business and the sale of products on our Website, including claims by regulators and by customers. In addition, we have in the past been and in the future may be, involved in substantial litigation. We are presently involved in litigation regarding the constitutionality of certain state tax laws. Litigation can be costly and time consuming and could divert management and key personnel from our regular business operations. An unfavorable resolution of any substantial litigation matter could have a material adverse effect on our financial results and business.

We may be accused of infringing intellectual property rights of third parties.

        We have been and expect we will continue to be subject to claims that we have infringed the intellectual property rights of others, by offering allegedly infringing products or otherwise. We have contested and expect to continue to contest claims we consider unfounded rather than settling such claims, even when we expect the costs of contesting the claims to exceed the cost of settlement. Any claims may result in significant expenditure of our financial and managerial resources, and may result in us making significant damages or settlement payments or changes to our business. We could be prohibited from using software or business processes, or required to obtain licenses from third parties, which could be expensive or unavailable. Any such difficulties could have a material adverse effect on our financial results and business.

We may be unable to protect our proprietary technology and to obtain trademark protection for our marks.

        Our success depends to a significant degree upon the protection of our software and other proprietary intellectual property rights. We may be unable to protect it, in the United States or elsewhere, which could have a material adverse effect on our business. Further, we may not be able to secure protection for our service marks or trademarks in the United States or elsewhere as we expand internationally. Our competitors might adopt product or service marks similar to our marks, or might try to prevent us from using our marks. Any claim by another party against us or customer confusion related to our trademarks, or our failure to obtain trademark registration, could have a material adverse effect on our financial results and business.

Our decision to accept and hold cryptocurrency, such as bitcoin, may subject us to exchange risk and additional tax and regulatory requirements.

        In January 2014, we began accepting bitcoin as a form of payment for purchases on our Website. Bitcoin is not considered legal tender or backed by any government, and it has experienced price volatility, technological glitches and various law enforcement and regulatory interventions. In September 2014, we began accepting bitcoin internationally. The use of cryptocurrency such as bitcoin has been prohibited or effectively prohibited in some countries. We also accept or plan to accept other cryptocurrencies for sales to customers in the United States and internationally. If we fail to comply with regulations or prohibitions applicable to us, we could face regulatory or other enforcement actions and potential fines and other consequences. From time to time we also hold bitcoin and other cryptocurrencies directly, and we have exchange rate risk on the amounts we hold as well as the risks that regulatory or other developments may adversely affect the value of the cryptocurrencies we hold. The uncertainties regarding legal and regulatory requirements relating to cryptocurrencies or transactions utilizing cryptocurrencies, as well as potential accounting and tax issues, or other requirements relating to cryptocurrencies could have a material adverse effect on our financial results and business.

Our cash, cash equivalents and short-term investments are subject to a risk of loss based upon the solvency of the financial institutions in which they are maintained.

        We maintain the majority of our cash, cash equivalents and short-term investments in accounts with a small number of major financial institutions within the United States, in the form of demand deposits, money market accounts, time deposits, U.S. Treasury Bills and other short-term investments. Our deposits in these institutions are generally substantially in excess of the amounts of insurance provided by the FDIC, and some deposits may not be covered by insurance at all. If any of these institutions were to become insolvent or subject to regulatory action, we could lose some, or all, of such deposits, which would have a material adverse effect on our financial results and business.

Existing or future government regulation could harm our business.

        We are subject to regulation at the federal, state, local and international levels, including regulation relating to privacy, security, retention, transfer and use of personal user information and telemarketing laws. Increasing regulation may increase the cost of our business and may further restrict our marketing efforts. Our expanding business model may trigger additional regulatory scrutiny. Existing laws, including those governing advertising, product labeling, product content requirements and product safety, may cause us to incur expenses. We may be subject to claims related to personal injury, death, environmental or property damage. We are periodically required to participate in product recalls. We may incur expense in connection with any of the foregoing or other matters or actions which may not be covered by any liability insurance we may carry. These current and future laws and regulations could have a material adverse effect on our financial results and business.

Changes in management roles and responsibilities, the loss of key personnel, or any inability to attract and retain additional personnel could affect our ability to successfully grow our business.

        Our performance is substantially dependent on the continued services and on the performance of our senior management and other key personnel. Our performance also depends on our ability to retain and motivate our officers and key employees. Changes in the roles and responsibilities of members of management or the loss of the services of any of our executive officers or other key employees for any reason could harm our business. Members of senior management or key employees may need to take a leave of absence for medical or other reasons. In 2013 our Chief Executive Officer and then Chairman of the Board, Dr. Patrick M. Byrne, took a two-month leave of absence for medical reasons, and in 2016 he took a three-month leave of absence for medical reasons. We do not have employment agreements with any of our key personnel and we do not maintain "key person" life insurance policies. Our future success also depends on our ability to identify, attract, hire, train, retain and motivate other highly-skilled technical, managerial, editorial, merchandising, marketing and customer service personnel. Competition for such personnel is intense. Our failure to attract and retain the necessary personnel could have a material adverse effect on our financial results and business. In addition, events affecting Dr. Byrne could result in a default and/or early mandatory pre-payment obligation under our new $40 million loan. See "Recent Developments."

Mobile commerce is becoming increasingly significant to us.

        Mobile commerce within our iOS and Android apps is becoming increasingly significant to us. Customers who shop on mobile devices may behave differently from our other customers. If we fail to successfully develop app-specific features or if we fail to keep up with mobile technology and adapt to the changing mobile landscape, it could have a material adverse effect on our business.

Changes we are making to Club O or our loss of Club O Gold members could adversely affect us.

        We recently have made changes and are planning additional changes to our Club O offerings. For example, in Q4 2016 we discontinued rewards on the Club O Silver program. Such changes could cause confusion among our customers. Because our Club O Gold members tend to be particularly valuable customers, a loss of a significant number of them would have an adverse effect on us. Further, if we fail to successfully implement the changes we are planning or otherwise fail to develop and market our Club O offerings, it could have a material adverse effect on our business.

Our insurance coverage and indemnity rights may not adequately protect us against loss.

        The types, coverage, or the amounts of any insurance coverage we may carry from time to time may not be adequate to compensate us for any losses we may actually incur in the operation of our business. Further, any insurance we may desire to purchase may not be available to us on terms we find acceptable or at all. We are not indemnified by all of our suppliers, and any indemnification rights we may have may not be enforceable or adequate to cover actual losses we may incur as a result of our sales of their products. Actual losses for which we are not insured or indemnified, or which exceed our insurance coverage or the capacity of our indemnitors or our ability to enforce our indemnity agreements, could have a material adverse effect on our business.

We are partially self-insured with respect to our employees' health insurance. If the actual costs of these claims exceed the amounts we have reserved for them, we would incur additional expense.

        Beginning January 1, 2017, we are partially self-insured with respect to our employees' health insurance, except to the extent of stop-loss coverage that limits our losses both on a per employee basis and an aggregate basis. The actual costs of our employees' health insurance claims could exceed our estimates of those costs for a number of reasons, including more claims or larger claims than we expect, and increases in the costs of healthcare generally. If the actual cost of our employees' health insurance claims and related expenses exceeds the amounts we have accrued, we may be required to record additional charges for these claims and/or to establish additional reserves, which could have a material adverse effect on our financial results and business.

Risks Related Primarily to our Common Stock and Other Securities

The issuance of our Series A Preferred Stock and our Series B Preferred Stock could adversely affect the holders of our common stock in some circumstances.

        In December 2016, we issued shares of our Blockchain Voting Series A Preferred Stock (the "Series A Preferred") and our Voting Series B Preferred Stock (the "Series B Preferred," and together with the Series A Preferred, collectively sometimes called the "Preferred Stock") in a registered rights offering (the "rights offering"). The Preferred Stock could adversely affect the holders of our common stock in some circumstances. Except as required by law, the Preferred Stock votes with the common stock on all matters submitted to a vote of the common stock, with holders of the Preferred Stock having one vote for each share of Preferred Stock held. As of September 30, 2017, the 681,259 issued shares of Preferred Stock constituted approximately 2.7% of the total number of shares of the Preferred Stock and the common stock, taken together. The Preferred Stock ranks senior to the common stock with respect to dividends. Holders of the Preferred Stock will be entitled to an annual cash dividend equal to $0.16 per share of Preferred Stock, in preference to any dividend payment to the holders of the common stock. Holders of the Preferred Stock are also entitled to participate in any cash dividends we pay to the holders of the common stock and are also entitled to participate in any non-cash dividends we pay to holders of the common stock, subject to different treatment if we effect a stock dividend, stock split or combination of the common stock. The Preferred Stock will rank on a parity with the common stock with respect to rights upon our liquidation, winding up or dissolution. If we are a party to any merger or consolidation in which the common stock is changed into or exchanged for stock or other securities of any other person (or the Company) or cash or any other property (or a right to receive the foregoing), we will be required to use all commercially reasonable efforts to cause each outstanding share of the Preferred Stock to be treated as if such share were an additional outstanding share of common stock in connection with any such transaction. Any of the foregoing could have a material adverse effect on the holders of the common stock.

Our quarterly operating results are volatile and may adversely affect the market price of our securities, and you may lose all or a part of your investment.

        We have experienced and expect to continue to experience significant fluctuations in our operating results because of seasonal fluctuations in traditional retail patterns. Our gross revenues have historically been significantly lower in the first and second calendar quarters than in the fourth quarter of the prior year due primarily to increased shopping activity during the fourth quarter holiday season. Further, we generally increase our inventories substantially in anticipation of holiday season shopping activity, which has a negative effect on our cash flow. As a result of the fourth quarter holiday season shopping, we also typically have unusually large payments due to our fulfillment partners in the first calendar quarter. Our revenues and operating results have varied in the past and may continue to vary significantly from quarter to quarter due to a number of other factors, many of which are outside our control. In addition to seasonal effects and the other risk factors described in this report, factors that have caused and/or could cause our quarterly operating results to fluctuate and in turn affect the market price of our securities include:

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  increases in the cost of advertising and changes in our sales and marketing expenditures;

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  expenses we incur in our Medici development efforts

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  our inability to retain existing customers or encourage repeat purchases;

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  the extent to which our existing and future marketing campaigns are successful;

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  price competition, in the costs of marketing as well as in producing pricing, that results in losses or lower profit margins;

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  the amount and timing of operating costs and capital expenditures relating to the expansion of our business operations and infrastructure;

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  the amount and timing of our purchases of inventory;

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  our inability to manage distribution operations or provide adequate levels of customer service;

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  increases in the cost of fuel, transportation or distribution;

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  our ability to successfully implement technology changes or to integrate operations and technologies from acquisitions or other business combinations;

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  our efforts to offer new lines of products and services; and

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  our ability to attract users to our shopping and other sites.

        Any of the foregoing could have a material adverse effect on our financial results and business and particularly on our ability to raise capital, and could have a material adverse effect on the holders of our securities.

Sales by our significant stockholders could have an adverse effect on the market price of our stock.

        A small number of our stockholders own significant percentages of our common stock and preferred stock. If one or more of them were to offer or sell all or a portion of their holdings, the market price of our common stock, preferred stock or both could be materially adversely affected. In addition, the transfer of ownership of a significant portion of our outstanding shares within a three-year period could adversely affect our ability to use our net operating losses to offset future taxable net income. Any of the foregoing could have a material adverse effect on the holders of our securities.

We do not intend to pay dividends on our common stock and you may lose the entire amount of your investment in our common stock.

        We have never declared or paid any cash dividends on our common stock and do not intend to pay dividends on our common stock for the foreseeable future. We intend to invest our future earnings, if any, to fund our growth. Therefore, holders of our common stock will not receive any funds without selling their shares. You may not receive a positive return on your investment, and you may lose your entire investment.

Provisions in our amended and restated certificate of incorporation and bylaws and Delaware law might discourage, delay or prevent a change of control of our company or changes in our management.

        Our amended and restated certificate of incorporation and bylaws contain provisions that could discourage, delay or prevent a change in control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions among other things:

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  permit the board of directors to establish the number of directors;

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  provide that only one-third of our board of directors is elected at each of our annual meetings of stockholders (and our amended and restated certificate of incorporation prohibits cumulative voting in the election of directors);

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  mean that directors may be removed by the affirmative vote of the holders of the outstanding shares of common stock only "for cause;"

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  authorize the issuance of "blank check" preferred stock that our board could use to implement a stockholder rights plan (also known as a "poison pill");

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  eliminate the ability of our stockholders to call special meetings of stockholders;

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  prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

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  provide that the board of directors is expressly authorized to make, alter or repeal our bylaws;

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  establish advance notice requirements, including specific requirements as to the timing, form and content of a stockholder's notice, for nominations for election to our board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings;

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  provide that special meetings of our stockholders may be called only by the board of directors, the chairman of the board, the chief executive officer or the president; and

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  provide that stockholders are permitted to amend the bylaws only with the approval of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting power of outstanding capital stock entitled to vote at an election of directors.

        In addition, Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control of our company. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, subject to certain exceptions.

        Further, certain provisions of the loan agreement we entered into on or about November 6, 2017 with a lender directly or indirectly wholly owned by members of Dr. Patrick Byrne's family could discourage, delay or prevent a change in control of our company or changes in our management. See "Recent Developments."

Our board of directors or the compensation committee could accelerate the vesting of outstanding restricted stock units upon a sale of the Company or otherwise, which could result in an increase in the number of shares outstanding.

        The compensation committee of our board has granted and expects to grant additional restricted stock units ("RSUs") to certain of our employees and directors. Under the terms of the outstanding grants, upon vesting, one share of our common stock is issued for every RSU held. Under the terms of these grants, the board or the compensation committee could determine to accelerate the vesting of RSUs in the event of a sale of our company or otherwise, which would result in an increase in the number of shares outstanding, and would dilute stockholders' ownership of our company. Although the number of RSUs outstanding changes frequently, the aggregate amount outstanding as of September 30, 2017 was approximately 2.2% of the number of shares of common stock outstanding.

We have issued and in the future may again issue preferred stock as authorized by our amended and restated certificate of incorporation without further stockholder approval for purposes of a stockholder rights plan or for other purposes, and any such preferred stock could entitle the holders to rights superior to those of the holders of our common stock.

        Our amended and restated certificate of incorporation authorizes our Board to designate and issue preferred stock on such terms as may be approved by the Board without further stockholder approval. In addition to the possibility that the Board could do so in connection with the adoption of a stockholder rights plan as described above, the Board has done so and could do so again for a variety of other purposes.

We generally have not received significant coverage by securities analysts, and the lack of coverage may adversely affect our share price and trading volume.

        We generally have not received significant coverage by securities analysts, and the lack of coverage may adversely affect our share price and trading volume. The lack of coverage may cause our share price or trading volume to be lower than they might be if more analysts covered us.

Risks Relating to This Offering

There is and will be no public market for the warrants.

        No public market exists for the warrants and we do not intend to apply for the listing of the warrants on any securities exchange.

Holders of the warrants offered hereby who exercise the warrants will suffer substantial and immediate dilution.

        Holders of the warrants offered hereby who exercise the warrants to purchase our common stock will have their interests diluted immediately to the extent of the substantial difference between the exercise price and the net tangible book value per share of our common stock after this offering.

        Holders of the warrants may sell shares of our common stock to hedge the warrants which may depress the stock price.

        Holders of the warrants offered hereby, prior to exercise of the warrants, may elect to hedge the warrants by entering into short sales of our common stock. These sales could have the effect of lowering the market price of our common stock.

DESCRIPTION OF THE WARRANTS

        The following is a brief summary of certain terms and conditions of the warrants and is subject in all respects to the provisions contained in the warrants.

        Form.    The warrants will be issued as individual warrants. You should review a copy of the form of warrant, which will be filed with the SEC by us as an exhibit to a Current Report on Form 8-K in connection with this offering, for a complete description of the terms and conditions applicable to the warrants.

        Exercisability.    The warrants are exercisable at any time on or after November 24, 2017, and at any time up to and including January 2, 2018 and February 7, 2018, respectively. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

        Exercise Limitation.    A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would own in excess of 9.99% of the number of shares of our common stock outstanding, as such percentage ownership is determined in accordance with the terms of the warrants.

        Exercise Price.    The exercise price per whole share of common stock purchasable upon exercise of the warrants is $40.45 per share of common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock, or other property to our stockholders.

        Transferability.    Subject to applicable laws, the warrants may be transferred or assigned without our consent.

        Triggering Event.    In the event of a triggering event, as described in the warrants and generally including our consolidation or merger with or into another person, transfer of all or substantially all of our assets, or reorganization or reclassification of our common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash, or other property that the holders would have received had they exercised the warrants immediately prior to such triggering event.

        Rights as a Stockholder.    Except as otherwise provided in the warrants or by virtue of such holder's ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

        No Warrant Agent.    The warrants will be issued by us without a warrant agent. A warrant holder will have the right to proceed directly against us if necessary to enforce the terms of the holder's warrant, but will not have the benefit of a warrant agent to take action against us.

 RECENT DEVELOPMENTS

        Refinancing. On November 6, 2017, we refinanced our bank debt by borrowing $40 million from PCL L.L.C., which is directly or indirectly wholly owned by Patrick Byrne's mother and brother, and repaying all of our debt to the lenders under our U.S. Bank credit facility. We concurrently terminated the swaps related to the U.S. Bank debt and the finance leases we had entered into with an affiliate of U.S. Bank. Our wholly owned subsidiary O.Com Land LLC, a Utah limited liability company ("O.Com Land") mortgaged our corporate headquarters and the related land, fixtures and certain personal property to the new lender to secure the new debt, and we have guaranteed the debt. The new debt carries an interest rate of 8.0% and an 18.0% default rate. The new loan is for a term of 18 months, subject to mandatory prepayment under certain circumstances, and is prepayable at our election at any time without penalty or premium. Interest only will be due monthly. The new loan has no financial covenants. The principal amount and any then unpaid interest will be due and payable on May 1, 2019, subject to mandatory prepayment upon the occurrence of any of a number of events, including the following: Overstock merges with or acquires or consolidates with any other entity, Overstock changes ownership, changes its name or effectuates a material changes in its, or its affiliate's capital structure, Overstock engages in any business activities substantially different from those in which it is now engaged, the decision making and control of O.Com Land and/or Overstock change in any material respect after the date of the new loan agreement, the diminution in Patrick Byrne's ownership of Overstock, the loss of management control of Overstock by Patrick Byrne, and/or Overstock, or any of its affiliates, shall materially change its/their ownership and/or equity structure.

        Interest on the new loan is payable monthly, with the first interest payment due December 1, 2017. We paid the new lender an origination fee of 1% ($400,000) in connection with the extension of the New Loan.

        In connection with the new loan, O.Com Land entered into an Environmental Indemnity Agreement for the benefit of the new lender pursuant to which O.Com Land agreed to operate the property on which our corporate headquarters are located in accordance with all applicable environmental laws, agreed not to allow hazardous materials on the property except in compliance with applicable regulations, and indemnified the new lender against liability from environmental claims.

        Strategic Initiatives. We have engaged an investment banking firm to help us identify strategic initiatives. We have asked the investment banking firm to consider a broad range of potential transactions and initiatives. The investment bank has not yet recommended any action. Our board continually discusses a variety of potential changes to our business, but has not made any determination to make any change or to undertake any transaction at all, and may or may not do so in the foreseeable future or at all.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the information incorporated by reference in this prospectus supplement contain certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words "anticipate," "expect," "believe," "goal," "plan," "intend," "estimate," "may," "will," and similar expressions and variations of these words are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Forward-looking statements appear in this prospectus supplement and the documents incorporated in this prospectus supplement and in the prospectus by reference, particularly in the sections of this prospectus supplement entitled "Prospectus Supplement Summary," "Risk Factors," and in the sections of our reports on Form 10-K and 10-Q titled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." The forward-looking statements include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed in or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled "Risk Factors" set forth in this prospectus supplement and in the section titled "Risk Factors" set forth in the accompanying prospectus and in the sections of our reports on Form 10-K and 10-Q titled "Risk Factors."

        This prospectus supplement and the information incorporated by reference in this prospectus supplement also contain statements that are based on management's current expectations and beliefs, including estimates and projections about the Company and our industry, financial condition, results of operations and other matters. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that may cause actual results to vary materially from those projected in the forward-looking statements.

        Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus supplement after we distribute this prospectus supplement, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

        Assuming the sale of both of the warrants, we will receive net proceeds from the sale of $6,600,000. Assuming the exercise in full of both warrants, we will receive additional net proceeds of $150,562,504 from the sale of the common stock covered by the warrants and offered by this prospectus supplement. We plan to use all of the proceeds for general corporate purposes and working capital requirements, including sales and marketing activities. In addition, we may use a portion of the net proceeds to acquire complementary technologies or businesses. However, we currently have no commitments or agreements and are not involved in any negotiations with respect to any such transactions. We will not receive proceeds from sales of common stock by warrant holders (if any) to hedge their warrant holdings.

PRICE RANGE OF COMMON STOCK

        Our common stock is traded on the Nasdaq Global Market under the symbol "OSTK." The following table sets forth, for the periods indicated, the high and low closing prices per share for our common stock as reported on the Nasdaq Global Market.

	Common Stock Price
	High	Low
Year Ended December 31, 2015
First Quarter	24.70	18.14
Second Quarter	25.93	19.78
Third Quarter	24.00	16.98
Fourth Quarter	17.71	11.86
Year Ended December 31, 2016
First Quarter	15.65	10.03
Second Quarter	17.93	13.79
Third Quarter	17.36	14.31
Fourth Quarter	19.70	13.05
Year ended December 31, 2017
First Quarter	20.50	15.60
Second Quarter	18.15	13.75
Third Quarter	32.25	14.30
Fourth Quarter (through November 7, 2017)	48.25	25.58

        As of February 24, 2017, there were 143 holders of record of our common stock. Because many of our shares of common stock are held by brokers and other institutions on behalf of shareholders, we are unable to estimate the total number of shareholders represented by these record holders.

        We have never declared or paid any cash dividends on our common stock. We currently intend to retain any earnings for future growth and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend on our results of operations, financial conditions, contractual and legal restrictions and other factors the board of directors deems relevant.

        On May 5, 2015, our Board of Directors authorized a stock repurchase program under which we were authorized to repurchase shares of our outstanding common stock for up to $25 million at any time through December 31, 2017. In January 2017, we repurchased approximately 604,000 shares of our common stock for an aggregate purchase price of $10 million under the stock repurchase plan.

        Our board of directors adopted the 2005 Equity Incentive Plan and it was most recently amended and restated and re-approved by the stockholders on May 9, 2017 (as so amended and restated, the "Plan"). Under the Plan, the board of directors may issue incentive stock options to our employees and directors and non-qualified stock options to consultants, as well as restricted stock units and other types of equity awards of the Company. Options granted under the Plan generally expire at the end of ten years and vest in accordance with a vesting schedule determined by our board of directors, usually over four years from the grant date. We did not grant any options during the years ended December 31, 2016, 2015 and 2014. At December 31, 2016, 2.1 million shares of stock remained available for future grants under the Plan.

        The following is a summary of stock option activity (amounts in thousands, except per share data):

	2016		2015		2014
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding—beginning of year	204	$17.27	224	$17.27	273	$17.30
Exercised	(42)	17.08	(16)	16.94	(30)	17.08
Expired/Forfeited	(6)	17.08	(4)	18.26	(19)	18.00
Outstanding—end of year	156	$17.33	204	$17.27	224	$17.27
Options exercisable at year-end	156	$17.33	204	$17.27	224	$17.27

        Stock options vest over four years at 28% at the end of the first year and 2% each month thereafter. The most recent stock options were granted in May 2008 and have fully vested. There was no stock based compensation related to stock options recorded during the years ended December 31, 2016, 2015 and 2014.

Restricted stock units activity

        During the years ended December 31, 2016, 2015 and 2014, we granted 541,000, 239,000 and 242,000 restricted stock units, respectively, under the Plan. The cost of restricted stock units is determined using the fair value of our common stock on the date of the grant and compensation expense is either recognized on a straight line basis over the vesting schedule or on an accelerated schedule when vesting of restricted stock awards exceeds a straight line basis. The weighted average grant date fair value of restricted stock units granted during the years ended December 31, 2016, 2015 and 2014 was $14.52, $24.60 and $28.24, respectively.

        The following is a summary of restricted stock unit activity (amounts in thousands, except per share data):

	2016		2015		2014
	Units	Weighted Average Grant Date Fair Value	Units	Weighted Average Grant Date Fair Value	Units	Weighted Average Grant Date Fair Value
Outstanding—beginning of year	349	$24.80	578	$16.70	704	$10.79
Granted at fair value	541	14.52	239	24.60	242	28.24
Vested	(219)	22.57	(377)	12.34	(302)	11.87
Forfeited	(111)	16.52	(91)	24.35	(66)	17.70
Outstanding—end of year	560	$17.46	349	$24.80	578	$16.70

        Restricted stock units granted in 2016, 2015 and 2014 vest over three years at 33.3% at the end of each of the first, second and third year. Each restricted stock unit represents the right to one share of common stock upon vesting. During the years ended December 31, 2016, 2015 and 2014, we recorded stock based compensation expense related to restricted stock units of $4.9 million, $3.5 million and $4.0 million, respectively.

Preferred Stock

        In December 2016, we issued 695,898 shares of our preferred stock, consisting of 126,565 shares of our Blockchain Voting Series A Preferred Stock (the "Series A Preferred") and 569,333 shares of our Voting Series B Preferred Stock (the "Series B Preferred" and together with the Series A Preferred, the "Preferred Stock"). Neither the Series A Preferred Stock nor the Series B Preferred Stock is registered under the Securities Exchange Act of 1934, as amended. The Series A Preferred are digital securities that trade exclusively on a registered alternative trading system ("ATS") operated by our majority-owned subsidiary, PRO Securities, LLC (the "PRO Securities ATS"), utilizing software technology known as the tZERO Issuance and Trading Platform (the "tZERO Platform"). Keystone Capital Corporation ("Keystone") is the sole broker-dealer authorized to provide investors with access to the Series A Preferred through the PRO Securities ATS utilizing the tZERO Platform. The Series B Preferred are non-digital securities that trade in the over-the-counter market and are quoted on the OTCQX market operated by OTC Markets Group.

        Except as required by law, the Preferred Stock vote with the common stock on all matters. Holders of the Preferred Stock have one vote for each share held. The outstanding shares of Preferred Stock constitute approximately 2.7% of the total number of shares of the Preferred Stock and the common stock, taken together. The Preferred Stock ranks senior to the common stock with respect to dividends. Holders of the Preferred Stock will be entitled to an annual cash dividend of $0.16 per share, in preference to any dividend payment to the holders of the common stock, out of funds legally available for payment of dividends and subject to declaration by our board of directors. Holders of the Preferred Stock are also entitled to participate in any cash dividends we pay to the holders of the common stock and are also entitled to participate in non-cash dividends we pay to holders of the common stock, subject to different treatment if we effect a stock dividend, stock split or combination of the common stock. The Preferred Stock ranks on a parity with the common stock with respect to rights upon the liquidation, winding up or dissolution of the Company. If we are party to any merger or consolidation in which our common stock is changed into or exchanged for stock or other securities of any other person (or the Company) or cash or any other property (or a right to receive the foregoing), we will use all commercially reasonable efforts to cause each outstanding share of the Preferred Stock to be treated as if such share were an additional outstanding share of common stock in connection with any such transaction.

PLAN OF DISTRIBUTION

        We are selling the warrants offered under this prospectus supplement directly to two purchasers in privately negotiated transactions in which no party is acting as an underwriter. The purchase price for one Warrant is $4,000,000 and the Warrant is exercisable for up to 2,472,188 shares of common stock beginning on November 24, 2017 and ending at the close of business on January 2, 2018 at an exercise price of $40.45 per share. The purchase price for the second Warrant is $2,600,000 and the Warrant is exercisable for up to 1,250,000 shares of common stock beginning on November 24, 2017 and ending at the close of business on February 7, 2018 at an exercise price of $40.45 per share. We are also offering the shares of common stock that are issuable from time to time upon exercise of the warrants being offered by this prospectus supplement and the accompanying prospectus. The prices of the warrants were determined through negotiation directly with the purchasers.

        We will deliver the warrants directly to the purchasers. If any of the warrants are exercised, we will deliver the shares of common stock issuable upon exercise through our transfer agent.

        The warrant holders are authorized to hedge the warrants prior to exercise by selling shares of common stock, and such sales may be effected pursuant to this prospectus supplement and the related prospectus. Such sales may be made in any manner elected by the warrant holders, including sales on the NASDAQ exchange or in the over-the-counter market.

VALIDITY OF THE SECURITIES

        The validity of the warrants and shares of common stock being offered by this prospectus supplement and the related prospectus have been passed upon for us by Bracewell LLP, Austin, Texas.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

        We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that is incorporated by reference in this prospectus supplement. Requests for such documents should be directed to:

        Overstock.com, Inc.
799 W. Coliseum Way
Midvale, UT 84047
Attn: Investor Relations
(801) 947-3100

        You may also access the documents incorporated by reference in this prospectus supplement through our website at www.overstock.com. Except for the specific incorporated documents listed below, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to incorporate by reference into this prospectus supplement certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed "filed" pursuant to the General Instructions of Form 8-K):

  •
  the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 6, 2002;

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed on March 3, 2017, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2017 Annual Meeting of Stockholders filed on March 22, 2017;

  •
  Quarterly Report on Form 10-Q for the period ended March 31, 2017 filed on May 4, 2017;

  •
  Quarterly Report on Form 10-Q for the period ended June 30, 2017 filed on August 3, 2017; and

  •
  Current Reports on Form 8-K, but only to the extent that the information set forth in this prospectus supplement is "filed" rather than "furnished" under the SEC's rules, filed on:

  •
  January 5, 2017 (Current report, items 1.01, 2.03, 3.03 and 9.01);

  •
  January 30, 2017 (Current report, items 1.01 and 7.01);

  •
  January 31, 2017 (Current report, items 2.02 and 9.01);

  •
  February 6, 2017 (Current report, items 2.02 and 9.01);

  •
  February 7, 2017 (Current report, item 5.02);

  •
  March 21, 2017 (Current report, items 5.03 and 9.01);

  •
  April 4, 2017 (Current report, items 1.01, 2.03, 3.03 and 9.01);

  •
  May 4, 2017 (Current report, items 2.02 and 9.01);

  •
  May 10, 2017 (Current report, items 2.02 and 9.01);

  •
  May 15, 2017 (Current report, items 5.07 and 9.01);

  •
  August 1, 2017 (Current report, items 5.02 and 9.01);

  •
  August 3, 2017 (Current report, items 2.02 and 9.01);

  •
  August 9, 2017 (Current report, items 2.02 and 9.01);

  •
  October 26, 2017 (Current report, items 7.01 and 9.01); and

  •
  November 8, 2017 (Current Reports, multiple items).

        We also incorporate by reference into this prospectus supplement any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference in this prospectus supplement, modifies or supersedes that statement.

        This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to:

Overstock.com, Inc.
799 W. Coliseum Way
Midvale, Utah 84047
Attn: Investor Relations
(801) 947-3100

        You may also access the documents incorporated by reference in this prospectus through our website at www.overstock.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

PROSPECTUS

$500,000,000

Overstock.com, Inc.

        By this prospectus, Overstock.com, Inc. may offer, from time to time:

• Common stock • Preferred stock • Depositary Shares • Warrants • Debt securities • Units

        Overstock.com, Inc., a Delaware corporation ("Overstock"), may offer and sell from time to time, in one or more series or issuances in traditional certificated form or in uncertificated form, including as digital securities, and on terms that Overstock will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $500,000,000.

        We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

        These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled "Plan of Distribution" beginning on page 33 of this prospectus.

        Our common stock is listed on the Nasdaq Global Market under the symbol "OSTK." The last reported sale price of our common stock on the Nasdaq Global Market on December 9, 2015 was $12.62 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

        INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE "RISK FACTORS" SECTION OF OUR FILINGS WITH THE SEC BEFORE INVESTING IN ANY SECURITIES.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 9, 2015

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $500,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

        The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms and form of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

        You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

        You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

PROSPECTUS SUMMARY

        This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used in this prospectus, "we," "us," "Overstock," "Overstock.com," "O.co," "our," "our company" and "the Company" refer to Overstock.com, Inc., a Delaware corporation.

 The Company

Overview

        We are an online retailer offering price-competitive brand name, non-brand name and closeout merchandise, including furniture, home decor, bedding and bath, housewares, jewelry and watches, apparel and designer accessories, electronics and computers, and sporting goods, among other products. We also sell hundreds of thousands of best seller and current run books, magazines, CDs, DVDs and video games ("BMMG"). We sell these products through our Internet websites located at www.overstock.com, www.o.co and www.o.biz (referred to collectively as the Website). We deal primarily in price-competitive, replenishable and closeout merchandise and use the Internet to aggregate both supply and demand to create an efficient marketplace for selling these products. We provide manufacturers with a one-stop liquidation channel to sell both large and small quantities of excess, closeout and replenishable inventory without disrupting sales through traditional channels.

        The merchandise offered on our Website is from a variety of sources including well-known, brand-name manufacturers. At September 30, 2015 we had relationships with approximately 3,674 independent fulfillment partners whose products we offer for sale on our Website. Sales through our fulfillment partners accounted for approximately 91% of our net revenues for the three and nine months ended September 30, 2015. Our Website Shopping section is organized into a number of main product lines, including: For the Home, Furniture, Bed & Bath, Women, Men, Jewelry, Watches, Health & Beauty, Electronics, Sports & Outdoors, Baby, Clothing & Shoes, Gifts & Flowers, Pet Supplies, Books-Movies-Music-Games, Kids, Luggage & Bags, Crafts & Sewing, Office, Toys & Hobbies, Emergency Preparedness, Business Supplies, Cars and Gifts. Our specialty offerings include our Worldstock, Main Street Revolution, As Seen on TV, Big Brother House and Farmers Market offerings. During 2014 we began to broker insurance products, and to offer (through a third party) a store credit card providing up to 12 months' financing of purchases. We also offer a free pet adoptions service which allows users to search listings of nearby adoptable cats, dogs, and other pets from thousands of animal shelters and rescues nationwide. We modify the organization and content of our shopping site periodically.

        We are committed to providing superior customer service. We staff our customer service department with dedicated in-house and outsourced professionals who respond to phone, instant online chat and e-mail inquiries on products, ordering, shipping status, returns and other areas of customer inquiry.

        We have organized our shopping business (sales of product offered through the Shopping Section of our Website) into two principal segments—a "direct" business and a "partner" business. We also derive revenue from other businesses advertising products or services on our Website. We are focusing on expansion of our international business, which has provided less than 2% of our total net revenues for the years ended December 31, 2014 and 2013. During the nine months ended September 30, 2015 and the years ended December 31, 2014 and 2013, no single customer accounted for more than 1% of our total net revenue.

        We have a customer loyalty program called Club O for which we sell annual memberships. The Club O loyalty program allows members to earn reward dollars for qualifying purchases made on our Website.

Recent Developments

        During 2014, we acquired a 24.9% interest in Pro Securities LLC ("Pro Securities"), a registered broker-dealer that operates a registered ATS (the "Pro Securities ATS"), as part of our efforts to develop and license software to trade digital securities. In conjunction with the agreement to purchase this interest in Pro Securities, we formed Medici, Inc. ("Medici"), doing business as t0.com ("t0.com"), to develop and own the digital securities trading platform technology we refer to as the t0 technology or the t0 software. t0.com licenses the t0 technology on a non-exclusive basis to Pro Securities for use on the Pro Securities ATS, providing Pro Securities with the operational capability to trade digital securities. On August 26, 2015, we entered into a Contribution, Assignment and Assumption Agreement and Consent to Admission of Substitute Member pursuant to which we assigned our 24.9% interest in Pro Securities to Medici.

        In June 2015, the Company completed the first placement of corporate bonds in the form of digital securities using the t0 technology. The digital bonds were issued by Overstock in an unregistered private placement pursuant to Rule 506(c) of Regulation D and are restricted securities. The offering of bonds in the form of a digital security was a limited demonstration of the underlying t0 technology, and the digital bonds have characteristics that differ from those of the digital securities offered pursuant to this prospectus. We do not expect significant, if any, secondary market activity to develop with respect to the bonds issued in the form of digital securities.

        In August 2015, Cirrus Services LLC ("Cirrus"), a wholly owned subsidiary of Medici, entered into an Asset Purchase Agreement with Cirrus Technologies LLC ("Seller"). Pursuant to the Asset Purchase Agreement, Cirrus acquired all or substantially all of Seller's assets for a purchase price of approximately $30,300,000, consisting of approximately $11,000,000 in cash and approximately 900,000 shares of Overstock's common stock. In connection with this transaction, Overstock entered into a Registration Rights Agreement with Joseph Cammarata for the benefit of the members of Seller, who will receive shares as a result of the transaction. Mr. Cammarata is the sole or majority owner of Seller and each of the other business entities described in the following paragraph, including Pro Securities. In connection with the transactions, Overstock increased its equity ownership of Medici to 81.0% by acquiring an additional 5.9% of Medici's common stock from an entity of which Mr. Cammarata is a 50% owner.

        In addition, in August 2015 Medici entered into (i) a Membership Purchase Agreement pursuant to which Medici agreed to purchase all of the outstanding membership interests in SpeedRoute LLC ("SpeedRoute"), and (ii) a Membership Purchase Agreement pursuant to which Medici agreed to purchase all of the outstanding membership interests not already owned by Medici in Pro Securities, and (iii) a Stock Purchase Agreement pursuant to which Medici agreed to purchase 80% of the outstanding capital stock of TraderField Securities Inc. ("TraderField"). SpeedRoute, Pro Securities and TraderField are each privately-held registered broker dealers, and these acquisitions are subject to conditions, including satisfaction of all applicable regulatory requirements. The aggregate consideration to be paid for the interests to be acquired in SpeedRoute, Pro Securities and TraderField acquisitions will be shares of Overstock common stock having a market value of approximately $700,000.

Corporate Information

        We were incorporated in Delaware in 2002. Our principal executive offices are located at 6350 South 3000 East, Salt Lake City, Utah 84121, and our telephone number is (801) 947-3100. We maintain a website at www.overstock.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on our website does not constitute part of this prospectus.

        Our common stock trades on the Nasdaq Global Market under the symbol "OSTK."

        O, Overstock.com, O.com, O.co, Club O, Main Street Revolution, Worldstock Fair Trade and Worldstock are registered trademarks of Overstock.com, Inc. O.biz, Club O Dollars, OGlobal and OVillage are trademarks of Overstock.com, Inc. The Overstock.com, Club O, and Worldstock Fair Trade logos are also registered trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners. This prospectus contains references to our trademarks as well as third-party trademarks. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and trade names. We do not intend our use of third-party trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

The Securities We May Offer

        We may offer up to $500,000,000 of common stock, preferred stock, depositary shares, warrants, debt securities and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices, terms and form of the securities we determine to offer.

  Common Stock

        We may offer shares of our common stock, par value $0.0001 per share, either alone or underlying other registered securities convertible into or exercisable for our common stock. Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders. There are no cumulative voting rights. Holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock. The holders of common stock have no preemptive rights. We have never paid a dividend and do not anticipate paying cash dividends in the foreseeable future.

  Preferred Stock and Depositary Shares

        Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, exchange and/or conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

        We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.

        Each series of preferred stock, depositary shares or depositary receipts, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock. We do not have any shares of preferred stock, depositary shares or depositary receipts outstanding.

  Warrants

        We may issue warrants for the purchase of common stock, preferred stock, debt securities, depositary shares or any combination thereof. We may issue warrants independently or together with other securities.

  Debt Securities

        We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the "debt securities." The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money we borrow, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are exchangeable and/or convertible into other securities.

        The senior and subordinated debt securities will be issued under separate indentures between us and a trustee. We have summarized the general features of the debt securities to be governed by the indentures. These indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read these indentures. Instructions on how you can get copies of these documents are provided under the heading "Where You Can Find More Information."

  Units

        We may issue units consisting of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

  Digital Securities

        We may issue any of the securities described in this prospectus as digital securities, meaning the securities will be uncertificated, registered securities, the ownership and transfer of which are recorded on a proprietary ledger that will be publicly distributed. The validity of publicly available copies of the proprietary ledger can be mathematically proven utilizing cryptographically-secured distributed ledger network technology. See "About Digital Securities."

        Our digital securities will not be fungible with our traditional securities that may be outstanding from time to time, and we will not issue digital securities with respect to any class of securities that are already listed for trading on an NMS trading platform. For example, if we were to issue our common stock as digital securities in a registered public offering, we would first reclassify our common stock into Class A and Class B common stock and only issue as digital securities the class that is not then trading on any national market system trading platform. Our digital securities may only be traded on the Pro Securities ATS (or any other closed-system trading platforms that we may make arrangements with in the future) by customers of the sole broker-dealer that will be licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities.

RISK FACTORS

        An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities offered thereby. Prior to making a decision about investing in our securities, in addition to the specific risks set forth below, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, "Risk Factors," in Part II of our Quarterly Report on Form 10-Q for the period ended June 30, 2015 and any updates contained in our subsequent quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings we make with the SEC after the date of this prospectus, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Risks Applicable to Digital Securities Offerings

        We may decide to offer securities as digital securities, which may pose unique risks to investors in such securities.

Our digital securities will be traded exclusively on a closed trading system with limited volume and liquidity.

        Because digital securities settle differently from traditional securities, such as shares of our common stock traded on the Nasdaq Global Market, our digital securities will not be listed for trading on any stock exchange or through any other national market system, or NMS, trading platform. Our digital securities will be issued, available for purchase and traded exclusively on a specific trading system that is registered with the SEC as an alternative trading system, or ATS—namely, the Pro Securities ATS. Moreover, only customers of the sole broker-dealer that will be licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities will be able to buy and sell our digital securities on the Pro Securities ATS. Such sole broker-dealer will provide sponsored access for its customers to the Pro Securities ATS for purposes of trading our digital securities. Any disruption to the operations of the Pro Securities ATS or such broker-dealer's customer interface with the Pro Securities ATS would materially disrupt trading in, or potentially result in a complete halt in the trading of, our digital securities.

        Because our digital securities will be traded exclusively on a closed trading system, it is likely that there will be a limited number of holders of digital securities. In addition, because each series of securities offered as digital securities will be their own separate class of securities, distinct from any other securities trading on the NMS, the Pro Securities ATS is likely to experience limited trading volume with a relatively small number of digital securities trading on the Pro Securities ATS platform as compared to our securities trading on NMS trading platforms. As a result, this novel trading system may have limited liquidity, resulting in a lower or higher price or greater volatility than would be the case with greater liquidity. You may not be able to resell your digital securities on a timely basis or at all.

The use of t0 technology and distributed ledger technology by the Pro Securities ATS is novel and untested with respect to digital securities.

        Our digital securities will be traded on a novel, untested system developed by the Pro Securities ATS specifically for trading digital securities. This novel trading system is subject to all the usual risks associated with the fact it is new and untested, including:

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  a rapidly-evolving regulatory landscape, which might include security, privacy or other regulatory concerns that could require the Pro Securities ATS to implement changes to its digital securities trading system that could disrupt trading in our digital securities;

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  the possibility of undiscovered technical flaws in the t0 technology, including in the process by which transactions are recorded by the Pro Securities ATS to the proprietary ledger or by which the validity of a copy of the proprietary ledger can be mathematically proven utilizing cryptographically-secured distributed ledger network technology;

  •
  the possibility that cryptographic security measures that authenticate transactions and the blockchain for the applicable distributed ledger could be compromised, which could allow an attacker to alter the distributed ledger and thereby disrupt the ability to corroborate definitive transactions recorded on the proprietary ledger; and

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  the possibility of breakdowns and trading halts as a result of undiscovered flaws in the Pro Securities ATS that could prevent trades for a period of time.

The digital securities proprietary and distributed ledgers will be publicly available, which may give rise to privacy concerns.

        Copies of the proprietary ledger and the distributed ledger, which can be used to prove the validity of such copies of the proprietary ledger, will be available to the public and will store the complete trading history from inception of the issuance of each series of the digital securities. As a result, robust and transparent trading data, other than holder identity, with respect to our digital securities will be publicly available via the published proprietary and distributed ledgers. The digital securities trading data will be secured by cryptographic key pairs and only the public-key-derived wallet address will be exposed to the public on the distributed ledger. The personal identity information necessary to associate a public key representing a given block of digital securities with the owner of those digital securities will be maintained in a separate database that is not exposed to the public. If there are security breaches with respect to the holders' personal identity information database resulting in theft of the information necessary to link personal identity with public keys, the stolen information could be used to determine the affected holder's complete trading history in our digital securities. Moreover, concerns over these privacy issues may limit adoption of this novel trading system by a range of potential investors, reducing liquidity of our digital securities.

The private cryptographic keys associated with digital securities could be stolen.

        Our digital securities are represented by balances written on our proprietary ledger by the Pro Securities ATS and secured by cryptographic associated key pairs. The associated private key is necessary to effect the sale of a given block of our digital securities and, as such, is meant to be kept private. The general public, however, is not yet accustomed to using secure cryptographic methods and managing private keys. To make the system more user-friendly, the Pro Securities ATS and the sole broker-dealer that will be licensed to provide access thereto are each expected to hold the private keys of digital securities holders. Among other things, this will enable digital securities holders to manage their digital securities account with a simple login and password, similar to traditional online brokerage accounts. As such, initially, our digital securities may be as vulnerable to cyber theft as a traditional online brokerage account would be. If the repository is hacked and private keys are stolen, the thief could transfer affected digital securities to itself and sell the digital securities. The sole broker-dealer licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities will know the identity of its customers that have access to trading in our digital securities, but there can be no assurance that such theft would be detected in time to hold the culprit accountable. The risk of theft of private keys is heightened so long as a centralized repository holds the private keys on behalf of digital security holders, as the thief is able to target a single security system for breach of multiple accounts.

The number of digital securities traded on the Pro Securities ATS may be very small, making the market price more easily manipulated.

        While we understand that the Pro Securities ATS has adopted policies and procedures such that digital security holders are not free to manipulate the trading price of digital securities contrary to applicable law, and while the risk of market manipulation exists in connection with the trading of any securities, the risk may be greater for our digital securities because the Pro Securities ATS is a closed system that does not have the same breadth of market and liquidity as the national market system. There can be no assurance that the efforts of the Pro Securities ATS (or the sole broker-dealer that will be licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities) will be sufficient to prevent such market manipulation. For example, there can be no assurance that a security holder will not be able to manipulate the stock price by opening multiple accounts and trading among those accounts.

Should distributed ledger technology cease to be available, investors may not be willing to transact in digital securities.

        Transactions in our digital securities will be recorded by the Pro Securities ATS on the applicable proprietary ledger for such digital securities, which will be electronically published on a real time basis. The validity of publicly available copies of the proprietary ledger can be mathematically proven utilizing cryptographically-secured distributed ledger network technology. If, for any reason, the distributed ledger technology utilized with respect to a series of our digital securities were to become unavailable and suitable alternative technology were not available to be implemented, investors in such digital securities would not have a means of proving the validity of publicly-available copies of the proprietary ledger. As a result, the accuracy of publicly-available trading information could be called into question and investors may elect to no longer transact in digital securities.

The Pro Securities ATS is not a stock exchange and has no listing requirements for issuers or for the securities traded.

        Unlike the Nasdaq Global Market and other NMS trading platforms, there are no minimum price or other listing requirements for digital securities to be traded on the Pro Securities ATS. As a result, trades of our digital securities on the Pro Securities ATS may not be at prices that represent the national best bid or offer prices of securities that could be considered similar securities.

The price of our digital securities, even when we issue digital equity securities that rank on a parity with our common stock, is not pegged to the value of our common stock.

        We will not issue digital securities that can be converted or exchanged for traditional securities of the same class as any securities trading on an NMS trading platform. As such, the price of our digital securities will not be directly tied to the price of any of our securities trading on an NMS trading platform. Even if we issue digital securities that rank on a parity with our common stock that is traded on the Nasdaq Global Market, such digital securities are likely to have significantly different pricing associated with the different trading environment for the digital securities as compared to our common stock trading on the Nasdaq Global Market. The following factors may drive such a pricing differential between our digital securities that rank on parity with our common stock trading on the Nasdaq Global Market:

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  lower volume and liquidity of the digital securities on a closed trading system;

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  immediate settlement of the digital securities compared to traditional T+3 settlement; and

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  novelty of the digital securities trading platform.

 FORWARD-LOOKING STATEMENTS

        This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The words "anticipate," "expect," "believe," "goal," "plan," "intend," "estimate," "may," "will," and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," and include statements regarding the intent, belief or current expectations of the company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed in or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled "Risk Factors" set forth above.

        This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on management's current expectations and beliefs, including estimates and projections about our company, industry, financial condition, results of operations and other matters. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that may cause actual results to vary materially from those projected in the forward-looking statements.

        Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, and the other financial information included or incorporated by reference herein. See Exhibit 12.1 hereto for additional detail regarding the computation of the ratio of earnings to fixed charges.

	(Unaudited) Fiscal Year Ended December 31,					(Unaudited) Nine Months Ended Sept. 30 2015
	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges	3.5x	N/A	5.2x	5.7x	4.3x	2.5x
Deficiency of earnings to fixed charges (in thousands)	N/A	$(19,580)	N/A	N/A	N/A	N/A

        For 2011, earnings were insufficient to cover fixed charges, and the dollar amount of the deficiency is shown.

        As of the date of this prospectus, and during all of the periods shown above, we had no preferred stock outstanding. Consequently, our ratio of earnings to combined fixed charges and preferred stock dividends would be identical.

        For the purpose of this computation, the term "fixed charges" means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries. The term "earnings" is the amount resulting from adding and subtracting the following items: (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees, plus (b) fixed charges, plus (c) amortization of capitalized interest, plus (d) distributed income of equity investees, plus (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, less the following: (a) interest capitalized, (b) preference security dividend requirements of consolidated subsidiaries, and (c) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

USE OF PROCEEDS

        Unless otherwise indicated in any prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses. The prospectus supplement with respect to an offering of offered securities may identify different or additional uses of proceeds for that offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated needs of our business. As a result, unless otherwise indicated in any prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offering. Except as otherwise stated in any prospectus supplement, pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

 DESCRIPTION OF CAPITAL STOCK

        The following information describes our common stock and preferred stock, as well as certain provisions of our amended and restated certificate of incorporation and bylaws. This description is only a summary. You should also refer to our amended and restated certificate of incorporation and bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

        Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of undesignated preferred stock, par value $0.0001 per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of October 31, 2015, there were 25,234,316 shares of common stock issued and outstanding and no shares of preferred stock outstanding. Our board of directors is authorized, without stockholder approval except as required by the listing standards of the Nasdaq Global Market, to issue additional shares of our capital stock.

        The following is a summary of the material provisions of the common stock and preferred stock provided for in our amended and restated certificate of incorporation and bylaws, each as amended to date. For additional detail about our capital stock, please refer to our amended and restated certificate of incorporation and bylaws.

        To the extent we issue shares of our capital stock with voting rights as digital securities, the direct owner of these shares will be the record holder and may vote these digital securities directly in the same manner as other record holders of our securities. Traditional securities are typically held in "street name" by a broker-dealer that is a participant of DTC which is the record holder through its nominee Cede & Co. Holders of traditional securities may not show up to a stockholder meeting and vote their shares without first making special arrangements with the broker-dealer that owns the shares of record and holds the voting power associated with the shares.

        Other than the differences in voting procedures described above, the rights of digital securities are expected to be identical to the rights of traditional securities.

Common Stock

        The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Our amended and restated certificate of incorporation prohibits cumulative voting. Because of this, the holders of a plurality of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, except as otherwise required by law, by our certificate of incorporation or by our bylaws. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Our amended and restated certificate of incorporation prohibits stockholders from taking action by written consent in lieu of a meeting.

        Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends or other distributions that may be declared from time to time by the board of directors out of funds legally available therefor. We have never declared or paid any cash dividends on our common stock. We currently intend to retain any earnings for future growth and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our results of operations, financial conditions, contractual and legal restrictions and other factors the board deems relevant. In the event of our liquidation, dissolution or winding up, holders of our common stock would be entitled to share ratably in our assets remaining after the payment of liabilities, subject to prior distribution rights of any preferred stock then outstanding.

        Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Other Obligations to Issue Capital Stock

        We have equity incentive plans that provide for the grant of stock-based awards, including stock options and restricted stock units, to employees, directors and consultants.

Stock Options and Restricted Stock Units

        As of October 31, 2015, we had outstanding options to acquire 205,200 shares of common stock and outstanding restricted stock unit awards covering 353,675 shares of common stock under our 2005 Equity Incentive Plan, and had reserved an additional 2,501,807 shares of common stock for future option and restricted stock unit grants. The restricted stock units vest over three-year periods at varying rates and are subject to the holder's continuing service.

Preferred Stock

        Our amended and restated certificate of incorporation provides that we may issue up to 5,000,000 shares of preferred stock, $0.0001 par value per share, or preferred stock. As of the date of this prospectus no shares of our preferred stock are issued and outstanding.

        The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designations relating to any series of preferred stock. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designations relating to that series. The prospectus supplement also will contain a description of any material United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

        Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

        The prospectus supplement for a series of preferred stock will specify:

  •
  the maximum number of shares;

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  the designation of the shares;

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  the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

  •
  the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums; the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

  •
  any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

  •
  the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

  •
  the voting rights; and

  •
  any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

        The issuance of shares of preferred stock would affect, and could adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. However, the effects of issuing preferred stock could include one or more of the following:

  •
  restricting dividends on the common stock;

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  diluting the voting power of the common stock;

  •
  impairing the liquidation rights of the common stock; or

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  delaying or preventing changes in control or management of our company.

Anti-Takeover Effects of Certain Provisions of Delaware Law

        Provisions of Delaware law and of our amended and restated certificate of incorporation and bylaws could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unsolicited proposal could result in an improvement of its terms.

        We are subject to Section 203 of the Delaware General Corporation Law (the "DGCL"), an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless:

  •
  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        In general, Section 203 defines a business combination to include:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

  •
  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, an "interested stockholder" is a person who owns or, in certain circumstances, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance.

Anti-Takeover Effects of Certain Provisions of Our Charter Documents

        Our amended and restated certificate of incorporation and bylaws contain provisions that could discourage, delay or prevent a change in control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions among other things:

  •
  permit the board of directors to establish the number of directors;

  •
  provide that only one-third of our board of directors is elected at each of our annual meetings of stockholders (and our amended and restated certificate of incorporation prohibits cumulative voting in the election of directors);

  •
  provide that directors may be removed by the affirmative vote of the holders of the outstanding shares of common stock only for cause;

  •
  authorize the issuance of "blank check" preferred stock that our board could use to implement a stockholder rights plan (also known as a "poison pill");

  •
  eliminate the ability of our stockholders to call special meetings of stockholders;

  •
  prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

  •
  provide that the board of directors is expressly authorized to make, alter or repeal our bylaws;

  •
  establish advance notice requirements, including specific requirements as to the timing, form and content of a stockholder's notice, for nominations for election to our board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings;

  •
  provide that special meetings of our stockholders may be called only by the board of directors, the chairman of the board, the chief executive officer or the president; and

  •
  provide that stockholders are permitted to amend the bylaws only with the approval of the holders of sixty-six and two-thirds percent (66-2/3%) of the voting power of outstanding capital stock entitled to vote at an election of directors.

Transfer Agent and Registrar

        Our transfer agent and registrar for our common stock traded on the Nasdaq Global Market is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021.

Listing

        Our common stock is listed on the Nasdaq Global Market under the trading symbol "OSTK."

DESCRIPTION OF THE DEPOSITARY SHARES

General

        At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement by and among us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The summary of terms of the depositary shares contained in this prospectus is not complete, and is subject to modification in any prospectus supplement for any issuance of depositary shares. You should refer to the forms of the deposit agreement, our amended and restated certificate of incorporation and the certificate of designations that are, or will be, filed with the SEC for the applicable series of preferred stock.

Dividends

        The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

        If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

        If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not fewer than 20 or more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

        Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will, to the extent practicable, vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

        Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

        Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

  •
  the initial deposit of the preferred stock;

  •
  the initial issuance of the depositary shares;

  •
  any redemption of the preferred stock; and

  •
  all withdrawals of preferred stock by owners of depositary shares.

        Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

  •
  refuse to transfer depositary shares;

  •
  withhold dividends and distributions; and

  •
  sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

        The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

        Neither the depositary nor we will be liable if either the depositary or we are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary's obligations will be limited to the performance in good faith of our or the depositary's respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

  •
  written advice of counsel or accountants;

  •
  information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

  •
  documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $100,000,000.

Federal Income Tax Consequences

        Owners of the depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be treated as receiving a proportionate share of all cash or other property received by the depositary in respect of such preferred stock. No gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

 DESCRIPTION OF THE WARRANTS

General

        We may issue warrants for the purchase of our debt securities, preferred stock, common stock, depositary shares, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

        The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

  •
  the title of the debt warrants;

  •
  the offering price for the debt warrants, if any;

  •
  the aggregate number of the debt warrants;

  •
  the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

  •
  if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

  •
  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

  •
  the dates on which the right to exercise the debt warrants will commence and expire;

  •
  if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

  •
  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

  •
  information with respect to book-entry procedures, if any; the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  the antidilution provisions of the debt warrants, if any;

  •
  the redemption or call provisions, if any, applicable to the debt warrants;

  •
  any provisions with respect to the holder's right to require us to repurchase the debt warrants upon a change in control or similar event; and

  •
  any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

        The prospectus supplement relating to a particular series of warrants to purchase our common stock, preferred stock or depositary shares will describe the terms of the warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of warrants;

  •
  the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants

  •
  the dates on which the right to exercise the warrants shall commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  the antidilution provisions of the warrants, if any;

  •
  the redemption or call provisions, if any, applicable to the warrants;

  •
  any provisions with respect to the holder's right to require us to repurchase the warrants upon a change in control or similar event; and

  •
  any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

        Holders of equity warrants, as such, will not be entitled:

  •
  to vote, consent or receive dividends;

  •
  receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

  •
  exercise any rights as stockholders.

DESCRIPTION OF THE DEBT SECURITIES

        The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

        The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes this prospectus. In this description of the debt securities, the words "we," "us," or "our" refer only to Overstock.com, Inc. and not to any of our subsidiaries, unless we expressly state otherwise or the context otherwise requires.

        The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

        Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

        We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

        The prospectus supplement relating to a particular series of debt securities will set forth:

  •
  whether the debt securities are senior or subordinated;

  •
  the offering price;

  •
  the title;

  •
  any limit on the aggregate principal amount;

  •
  the person who shall be entitled to receive interest, if other than the record holder on the record date;

  •
  the date or dates the principal will be payable;

  •
  the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

  •
  the place where payments may be made;

  •
  any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

  •
  if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

  •
  if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

  •
  if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

  •
  the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

  •
  if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

  •
  if applicable, whether the debt securities shall be subject to the defeasance provisions described below under "Satisfaction and Discharge; Defeasance" or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

  •
  any conversion or exchange provisions;

  •
  whether the debt securities will be issuable in the form of a global security;

  •
  any subordination provisions applicable to the subordinated debt securities if different from those described below under "Subordinated Debt Securities;"

  •
  any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

  •
  any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

  •
  any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

  •
  any provisions granting special rights to holders when a specified event occurs;

  •
  any special tax provisions that apply to the debt securities;

  •
  with respect to the debt securities that do not bear interest, the dates for certain required reports to the applicable trustee;

  •
  any and all additional, eliminated or changed terms that will apply to the debt securities; and

  •
  any other specific terms of such debt securities.

        Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The material U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and Transfer

        Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

        We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

        In the event of any partial redemption of debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

        We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent.

        However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

        The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

  •
  be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

  •
  be deposited with the depositary or nominee or custodian; and

  •
  bear any required legends.

        No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary and we do not appoint another institution to act as depositary within 90 days;

  •
  an event of default is continuing with respect to the debt securities of the applicable series; or

  •
  any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

        As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

  •
  entitled to have the debt securities registered in their names;

  •
  entitled to physical delivery of certificated debt securities; or

  •
  considered to be holders of those debt securities under the indenture.

        Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

        Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.

        Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

Payment and Paying Agents

        Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

        We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

  •
  10 business days prior to the date the money would be turned over to the applicable state; or

  •
  at the end of two years after such payment was due,

will be repaid to us thereafter, and the holder may then look only to us for such payment.

No Protection in the Event of a Change of Control

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, Merger and Sale of Assets

        Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than one of our subsidiaries), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than one of our subsidiaries), unless:

  •
  the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

  •
  the successor entity assumes our obligations on the debt securities and under the indentures;

  •
  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

  •
  certain other conditions specified in the indenture are met.

Events of Default

        Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

  •
  we fail to pay principal of or any premium on any debt security of that series when due;

  •
  we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

  •
  we fail to deposit any sinking fund payment when due;

  •
  we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indenture; and

  •
  certain events involving our bankruptcy, insolvency or reorganization.

        Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

        The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

        Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in the last bullet point above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

        Unless we indicate otherwise in a prospectus supplement, if an event of default described in the last bullet point above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under "Subordinated Debt Securities."

        Notwithstanding the foregoing, each indenture may provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled "Reports" below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call "additional interest." If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

        In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

        After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

        Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

  •
  the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

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  the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

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  the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

        Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed above.

        We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

        Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

        We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

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  evidencing the succession of another person to Overstock.com, Inc., or successive successions, and the assumption by any such successor of the covenants of Overstock.com, Inc. in the indentures in compliance with Article 8 of the indentures;

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  adding covenants or events of default;

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  making certain changes to facilitate the issuance of the securities;

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  adding to, changing or eliminating any of the provisions of the indentures or more series of securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such security with respect to such provision or (B) shall become effective only when there is no such security outstanding;

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  securing the debt securities;

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  providing for a successor trustee or additional trustees;

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  conforming the indenture to the description of the debt securities set forth in this prospectus or the accompanying prospectus supplement;

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  curing any ambiguity, defect or inconsistency; provided that such action shall not adversely affect the interest of the holders in any material respect;

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  permitting or facilitating the defeasance and discharge of the securities;

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  making such other provisions in regard to matters or questions arising under the indentures or under any supplemental indentures as our board of directors may deem necessary or desirable, and which does not in each case adversely affect the interests of the holders of the debt securities of a series; and

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  complying with requirements of the U.S. Securities and Exchange Commission in order to effect or maintain the qualifications of the indentures under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

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  change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

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  reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

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  reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

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  change the place of payment or the currency in which any debt security is payable;

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  impair the right to enforce any payment after the stated maturity or redemption date;

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  if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

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  adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

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  change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

        We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

        Each indenture contains a provision that permits us to elect either or both of the following:

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  We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

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  We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

        To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

        With respect to debt securities of any series that are denominated in a currency other than United States dollars, "foreign government obligations" means:

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  direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

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  obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Reports

        The indentures provide that any reports or documents that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after the same are filed with the SEC, and that documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed with the SEC.

Notices

        Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

        The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees or Stockholders

        No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the Trustee

        The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

        The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

        The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

        The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

        Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

        In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

        In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

        We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

        Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

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  a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

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  any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

        We will resume payments on the subordinated debt securities:

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  in case of a payment default, when the default is cured or waived or ceases to exist, and

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  in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

        No new payment blockage period may commence on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

        As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

        The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled "Satisfaction and Discharge; Defeasance," if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

        If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

        Senior debt securities will constitute senior debt under the subordinated indenture.

        Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

        "Designated senior debt" means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

        "Indebtedness" means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

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  our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

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  all of our obligations for money borrowed;

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  all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

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  our obligations:

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  as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

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  as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

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  all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

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  all of our obligations with respect to letters of credit, bankers' acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

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  all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

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  all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

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  renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

        "Senior debt" means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness. However, senior debt shall not include:

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  any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or "junior" to the subordinated debt securities; or

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  debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

        "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, "voting stock" means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

DESCRIPTION OF THE UNITS

        We may issue units consisting of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

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  the designation and terms of the units and of the securities composing the units, including whether and under what circumstances the securities composing the units may be held or transferred separately;

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  a description of the terms of any unit agreement governing the units;

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  a description of the provisions for the payment, settlement, transfer or exchange of the units;

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  a discussion of material federal income tax considerations, if applicable; and

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  whether the units if issued as a separate security will be issued in fully registered or global form.

        The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC and will be available as described under the heading "Where You Can Find More Information."

 ABOUT DIGITAL SECURITIES

        Any of the securities described in this prospectus may be issued in the form of digital securities. Digital securities have the same rights, preferences and privileges as traditional securities of the same class, but settle differently than traditional securities. Digital securities are uncertificated, registered securities, the ownership and transfer of which are recorded on a proprietary ledger that will be publicly distributed. The validity of publicly available copies of the proprietary ledger can be mathematically proven utilizing cryptographically-secured distributed ledger network technology. The cryptographically-secured distributed ledger network technology employed with respect to digital securities could be technology that is currently used for trading digital currencies (e.g., the Bitcoin blockchain), technology similar to that used for trading digital currencies that is adapted for trading digital securities, or novel technology designed principally for transactions in digital securities.

        Generally, distributed ledger technology involves multiple copies of a synchronized electronic database, or distributed ledger, that are separately maintained by various participants on a network. Complex cryptographic processes are employed across the distributed ledger network as the means by which participants on the network achieve a consensus as to which transactions are valid, and therefore, should be immutably recorded within the relevant distributed ledger.

        Trades in traditional securities currently settle on the third day following the day the purchase and sale commitment is made. This delayed settlement paradigm for traditional securities is known as "T+3 settlement," which stands for "trade date plus three days," and is the current standard in the United States for settlement of all traded securities (other than digital securities). In contrast, digital securities settle nearly instantaneously, as "the trade is the settlement." In addition, trades of digital securities do not require the involvement of a central depositary, such as DTC's Cede & Co., which holds physical securities on behalf of record holders. Rather, digital securities will be directly held and traded by their beneficial owners on the proprietary ledger, which will be publicly published. The validity of publicly available copies of the proprietary ledger can then be mathematically proven utilizing cryptographically-secured distributed ledger network technology.

        The specific technology employed for the trading of a particular digital security will be identified in the prospectus supplement relating to the offering of such security and, if different from that set forth below under "—Current Digital Securities Technology Framework" will be described in such prospectus supplement.

Current Digital Securities Technology Framework

        The digital securities issued under the registration statement of which this prospectus forms a part will trade on a closed-system trading platform, regulated as an alternative trading system, or ATS. In particular, our digital securities will trade on an ATS maintained by Pro Securities utilizing t0 software technology, as described below. See "Summary—Corporate Developments Relating to Digital Securities" for information regarding our interest in Pro Securities.

        A person wishing to engage in transactions in our digital securities will be required to open an online brokerage account with the sole broker-dealer licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities. Institutional and retail customers with appropriate brokerage accounts with such broker-dealer will be able to utilize such broker-dealer's interface to directly purchase and sell our digital securities, which will be held directly in that customer's name, rather than in "street name." In connection with such broker-dealer's license to utilize t0 software technology, such broker-dealer will be required to agree to share the identity of its customers with us and our transfer agent, trustee or other similar agent with respect to each series of digital securities that we issue. Because there will be a sole broker-dealer that will be licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities, underwriters of any offerings of our digital securities will be required to open brokerage accounts with such broker-dealer, and primary issuances of our digital securities will be executed as the sale of all such digital securities to the relevant underwriter on the ProSecurities ATS, followed by a subsequent transfer transaction by such underwriter on the ProSecurities ATS to the various initial purchasers, each of which will also be an institutional or retail customer of such broker-dealer.

        A transaction in our digital securities will be recorded on an electronic database, referred to in this prospectus supplement as the proprietary ledger, which will be maintained by the Pro Securities ATS. The proprietary ledger maintained by the Pro Securities ATS will reflect the definitive ownership record with respect to such digital securities and will be electronically published. The validity of publicly available copies of the proprietary ledger can be mathematically proven utilizing cryptographically-secured distributed ledger network technology.

        The book-entry system with respect to each series of digital securities will comprise the proprietary ledger maintained by the Pro Securities ATS, together with a database containing the personal identity information of holders of the applicable digital securities. Our transfer agent, trustee or other similar agent with respect to the particular series of our digital securities will satisfy our books and records obligations by combining the information received from the proprietary ledger with the personal identifying information received from the sole broker-dealer that will be licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to its customers trading in such digital securities. With respect to any series of digital securities, we will disclose information regarding the transfer agent, trustee or other similar agent for such digital securities in the applicable prospectus supplement.

        When an institutional or retail investor with access to the Pro Securities ATS digital securities trading platform executes a digital securities transaction, trade data for that transaction will be automatically, recorded electronically to the proprietary ledger maintained by the Pro Securities ATS. The Pro Securities ATS will electronically publish the proprietary ledger on a public basis and simultaneously record a cryptographic hash function to the distributed ledger network for our digital securities for mathematical proof of the validity of the publicly available proprietary ledger. This mathematical validation through the cryptographically-secured distributed ledger network technology serves to independently corroborate the validity of the publicly available proprietary ledger regarding digital securities transactions. If, for any reason, the distributed ledger network is unavailable to corroborate the validity of a copy of the proprietary ledger, the proprietary ledger maintained by the Pro Securities ATS will not be impacted and will continue to reflect the current state of ownership of the relevant series of our digital securities.

        The digital securities will be represented by proprietary ledger balances that will be secured by a cryptographic pair of keys—one public key and one or more private keys. There can be multiple private keys, any number of which may be required in order to authorize a transfer of ownership of the digital securities. A digital security holder's private keys will be held by Overstock, by the Pro Securities ATS and by the sole broker-dealer that will be licensed to provide access to the Pro Securities ATS. Depending on the security protocols used for the particular series of digital securities, which will be described in more detail in the applicable prospectus supplement for the offering of such digital securities, Overstock, the Pro Securities ATS and/or such broker-dealer may be able to transfer ownership of the digital securities on behalf of the digital security holder. In addition, Overstock, the Pro Securities ATS and/or such broker-dealer may be able to block further transfers of such digital securities through the private keys held by such entities.

        Unless otherwise described in the applicable prospectus supplement, transactions in our digital securities on the Pro Securities ATS utilizing t0 software technology will utilize the Bitcoin blockchain as the relevant distributed ledger, thereby capitalizing on Bitcoin's established algorithm-based consensus approach to validating ownership records.

        In connection with a digital securities transaction, the t0 software will publish the transaction to the proprietary ledger maintained by the Pro Securities ATS with respect to the relevant series of digital securities. Concurrently, the t0 software will electronically publish the proprietary ledger and commence the process of embedding in the Bitcoin blockchain information necessary to mathematically prove the validity of available copies of the proprietary ledger. Specifically, after a set of transactions in our digital securities have been executed and recorded to the proprietary ledger, the Pro Securities ATS will send a de minimis amount of Bitcoin from an ATS-controlled Bitcoin wallet to another ATS-controlled Bitcoin wallet using the blockchain protocol. This blockchain protocol provides for an editable field that can be used to implant code or other data within the Bitcoin transaction that will be embedded into the blockchain, and the t0 software will use this field to implant anonymized cryptographic hash functions for the digital securities transactions reflected on the proprietary ledger into the Bitcoin transfer made by the ATS. The blockchain will validate this de minimis Bitcoin transaction and embed it, together with the implanted anonymized cryptographic hash function, into the Bitcoin blockchain. As a result, once the Bitcoin transaction is immutably embedded into the Bitcoin blockchain, an immutable record of the digital securities transactions reflected on the proprietary ledger is also recorded within the Bitcoin blockchain. The Bitcoin blockchain participants involved in validating the de minimis Bitcoin transaction do not have any access to the underlying digital securities transaction data. The transaction costs associated with this process relate to the de minimis costs of the Bitcoin currency transaction conducted by the Pro Securities ATS. As a result, the Pro Securities ATS—rather than us or holders of our digital securities—will bear such minimal costs required in connection with embedding cryptographic hash functions into the Bitcoin blockchain.

        Once a cryptographic hash function has been recorded within the blockchain, the Pro Securities ATS will append the applicable Bitcoin transaction (including the embedded cryptographic hash function) to the proprietary ledger, which already reflects the consummated digital securities transactions, and provides the updated proprietary ledger information to the transfer agent, trustee or other similar agent with respect to the applicable series of digital securities.

        Although the anonymized data publicly available in the Bitcoin blockchain will be encrypted, the t0 software will automatically publish to the internet information necessary to prove the validity of any copy of the proprietary ledger. This process ensures that anyone with basic cryptographic technical skills will have access on a near real-time basis to the embedded data necessary to prove the validity of any publicly available copy of the proprietary ledger. As a result, there will be robust and transparent trading data (specifically, the number of securities traded by each anonymized account, the price of each trade and the balance of the securities held in each anonymized account) available to the general public. In addition, the transfer agent, trustee or other similar agent that satisfies our books and records obligations will be able to use the t0 software to access personal identifying information from the sole broker-dealer providing customer access to the Pro Securities ATS's digital securities trading platform with respect to Overstock digital securities in order to match such broker-dealer's customers to transactions recorded on the proprietary ledger by the Pro Securities ATS. As a result, such agent will have all information necessary to complete our books and records with respect to each digital securities transaction (specifically, the identity of each digital security's owner, the number of securities traded in each transaction, the price of each trade and the balance of securities held by each owner).

        Our digital securities will not be fungible with our traditional securities that may be outstanding from time to time, and we will not issue digital securities with respect to any class of securities that are already listed for trading on an NMS trading platform. Moreover, our digital securities may only be traded on the Pro Securities ATS (or any other closed-system trading platforms that we may make arrangements with in the future).

 PLAN OF DISTRIBUTION

        We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

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  the terms of the offering;

  •
  the names of any underwriters or agents;

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  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities;

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  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

        We may issue to the holders of our common stock on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights.

Sale Through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

        If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

        If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

        Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

        We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

        We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

        Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of "basis points" above an index treasury note. Of course, many pricing methods can and may also be used.

        Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

        Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

Digital Securities ATS

        The digital securities issued under the registration statement of which this prospectus forms a part will trade on a closed-system trading platform, regulated as an alternative trading system, or ATS. In particular, our digital securities will trade on an ATS maintained by Pro Securities utilizing t0 software technology. A person wishing to engage in transactions in our digital securities will be required to open an online brokerage account with the sole broker-dealer that will be licensed to provide access to the Pro Securities ATS digital securities trading platform with respect to Overstock digital securities. Institutional and retail customers with appropriate brokerage accounts with such broker-dealer will be able to utilize such broker-dealer's interface to directly purchase and sell our digital securities, which will be held directly in that customer's name, rather than in "street name." In connection with such broker-dealer's license to utilize t0 software technology, such broker-dealer will be required to agree to share the identity of its customers with us and our transfer agent, trustee or other similar agent with respect to each series of digital securities that we issue.

 VALIDITY OF THE SECURITIES

        Unless otherwise stated in any prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for the Company by Jones Day, New York, New York. Any underwriters or placement agents will be represented by their own counsel.

EXPERTS

        The consolidated financial statements and schedule of Overstock.com, Inc. as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

        We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under "Incorporation by Reference" are also available on our Internet website www.overstock.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed "filed" pursuant to the General Instructions of Form 8-K):

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  Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed on March 12, 2015, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2015 Annual Meeting of Stockholders filed on March 16, 2015;

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  Quarterly Reports on Form 10-Q for the quarter ended March 31, 2015 filed on April 29, 2015, for the quarter ended June 30, 2015 filed on August 7, 2015 and for the quarter ended September 30, 2015 filed on November 9, 2015;

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  Current Reports on Form 8-K, but only to the extent that the information set forth therein is "filed" rather than "furnished", under the SEC's rules, filed on February 11, 2015, April 13, 2015, May 5, 2015, May 6, 2015, May 7, 2015, July 2, 2015 August 4, 2015, August 5, 2015, August 26, 2015, November 3, 2015, November 24, 2015 and November 25, 2015; and

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  The description of our common stock contained in the Registration Statement on Form 8-A relating thereto filed on May 6, 2002, including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

        This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to:

Overstock.com, Inc.
6350 South 3000 East
Salt Lake City, Utah 84121
Attn: Investor Relations
(801) 947-3100

        You may also access the documents incorporated by reference in this prospectus through our website at www.overstock.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.